                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-140804

APRIL 18, 2008                                                     JPMCC 2008-C2

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                      STRUCTURAL AND COLLATERAL TERM SHEET
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                                   ----------

                                 $1,002,875,000
                                  (Approximate)

                J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES
                                  TRUST 2008-C2
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2008-C2

                                   ----------

                            JPMORGAN CHASE BANK, N.A.
                         PNC BANK, NATIONAL ASSOCIATION
                                    CIBC INC.
                              Mortgage Loan Sellers

JPMORGAN                                                      CIBC WORLD MARKETS

                             PNC CAPITAL MARKETS LLC

This material is for your information, and none of J.P. Morgan Securities Inc.,
PNC Capital Markets LLC and CIBC World Markets Corp. (together the
"Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus"), dated April 18, 2008.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

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                                  KEY FEATURES
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CO-LEAD MANAGERS:                       J.P. Morgan Securities Inc. (Sole
                                        Bookrunner) CIBC World Markets Corp.
CO-MANAGER:                             PNC Capital Markets LLC
MORTGAGE LOAN SELLERS:                  JPMorgan Chase Bank, N.A. (56.3%)
                                        PNC Bank, National Association (23.1%)
                                        CIBC Inc. (20.6%)
MASTER SERVICERS:                       Midland Loan Services, Inc.
                                        Wells Fargo Bank, N.A.
SPECIAL SERVICER:                       CWCapital Asset Management LLC
TRUSTEE:                                LaSalle Bank National Association
SWAP COUNTERPARTY:                      JPMorgan Chase Bank, N.A.
RATING AGENCIES:                        Moody's Investors Service, Inc.
                                        Fitch, Inc.
PRICING DATE:                           On or about April 28, 2008
CLOSING DATE:                           On or about May 8, 2008
CUT-OFF DATE:                           With respect to each mortgage loan, the
                                        due date of the related mortgage loan in
                                        May 2008, or May 1, 2008, with respect
                                        to those mortgage loans that were
                                        originated in April 2008 and have their
                                        first due date in June 2008.
DISTRIBUTION DATE:                      15th of each month, or if the 15th day
                                        is not a business day, on the next
                                        succeeding business day, beginning in
                                        June 2008.
PAYMENT DELAY:                          14 days, and with respect to the Class
                                        A-2FL and Class A-4FL Certificates, 0
                                        days; provided however that in the event
                                        the pass-through rate of the Class A-2FL
                                        and Class A-4FL Certificates converts to
                                        the pass-through rate on the Class A-2FL
                                        or Class A-4FL Regular Interest, the
                                        payment delay will be 14 days.
TAX STATUS:                             REMIC
ERISA CONSIDERATION:                    It is expected that the offered
                                        certificates will be ERISA eligible.
OPTIONAL TERMINATION:                   1.0% (Clean-up Call)
MINIMUM DENOMINATIONS:                  $10,000 for each class of certificates
                                        (other than the Class A-2FL, Class
                                        A-4FL, Class X-1 and Class X-2
                                        Certificates) and in the case of the
                                        Class A-2FL and Class A-4FL
                                        Certificates, $100,000, and in the case
                                        of the Class X-1 and Class X-2
                                        Certificates, $1,000,000
SETTLEMENT TERMS:                       DTC, Euroclear and Clearstream Banking

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                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                 MORTGAGE LOANS    LOAN GROUP 1    LOAN GROUP 2
--------------------------------------------------------   --------------   --------------   ------------

INITIAL POOL BALANCE (IPB):                                $1,176,393,035   $1,111,317,391    $65,075,645
NUMBER OF MORTGAGE LOANS:                                              80               70             10
NUMBER OF MORTGAGED PROPERTIES:                                       119              109             10
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:               $14,704,913      $15,875,963     $6,507,564
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                    $ 9,885,656      $10,195,572     $6,507,564
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                     6.62807%         6.63450%       6.51831%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR(1):                         1.29x            1.28x          1.42x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(1):               69.6%            69.6%          69.0%
WEIGHTED AVERAGE MATURITY DATE LTV(1):                              64.0%            64.1%          62.9%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):          107 months       107 months     109 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(2):       359 months       358 months     360 months
WEIGHTED AVERAGE SEASONING (MONTHS):                             5 months         5 months       4 months
10 LARGEST MORTGAGE LOANS AS % OF IPB:                              51.6%            54.7%         100.0%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                           37.5%            37.7%          35.1%
% OF MORTGAGED PROPERTIES WITH SINGLE TENANTS:                      19.8%            20.9%           0.0%

(1)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal. Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(2)  Excludes mortgage loans that are Interest-Only for the entire term.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     2 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

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                        APPROXIMATE SECURITIES STRUCTURE
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PUBLICLY OFFERED CLASSES

                                               APPROXIMATE
                                                 INITIAL
        EXPECTED RATINGS    APPROXIMATE       CREDIT SUPPORT     EXPECTED WEIGHTED     EXPECTED PAYMENT
CLASS   (MOODY'S/FITCH)    FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-------------------------------------------------------------------------------------------------------

A-1         Aaa/AAA        $   23,861,000         30.000%                2.72            06/08 - 09/12
A-2         Aaa/AAA        $   53,126,000         30.000%                4.53            10/12 - 03/13
A-2FL       Aaa/AAA        $   15,000,000         30.000%                4.53            10/12 - 03/13
A-3         Aaa/AAA        $  105,514,000         30.000%                6.44            10/14 - 10/14
A-4         Aaa/AAA        $  455,758,000         30.000%                9.43            04/17 - 01/18
A-4FL       Aaa/AAA        $   50,000,000         30.000%                9.43            04/17 - 01/18
A-SB        Aaa/AAA        $   55,141,000         30.000%                6.74            09/12 - 04/17
A-1A        Aaa/AAA        $   65,075,000         30.000%                8.42            06/08 - 01/18
X-2         Aaa/AAA        $1,175,222,000           N/A                   N/A                 N/A
A-M         Aaa/AAA        $  117,639,000         20.000%                9.69            01/18 - 01/18
A-J         Aaa/AAA        $   61,761,000         14.750%                9.69            01/18 - 01/18

PRIVATELY OFFERED CLASSES

                                               APPROXIMATE
                                                 INITIAL
        EXPECTED RATINGS    APPROXIMATE       CREDIT SUPPORT     EXPECTED WEIGHTED     EXPECTED PAYMENT
CLASS   (MOODY'S/FITCH)    FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
-------------------------------------------------------------------------------------------------------

X-1          Aaa/AAA       $1,176,393,035            N/A                N/A                   N/A
B            Aa1/AA+       $   14,704,000         13.500%               N/A                   N/A
C             Aa2/AA       $   14,705,000         12.250%               N/A                   N/A
D            Aa3/AA-       $   10,294,000         11.375%               N/A                   N/A
E             A1/A+        $   10,293,000         10.500%               N/A                   N/A
F              A2/A        $   13,235,000          9.375%               N/A                   N/A
G             A3/A-        $   11,764,000          8.375%               N/A                   N/A
H           Baa1/BBB+      $   16,175,000          7.000%               N/A                   N/A
J            Baa2/BBB      $   14,705,000          5.750%               N/A                   N/A
K           Baa3/BBB-      $   14,705,000          4.500%               N/A                   N/A
L            Ba1/BB+       $    8,823,000          3.750%               N/A                   N/A
M             Ba2/BB       $    4,411,000          3.375%               N/A                   N/A
N            Ba3/BB-       $    5,882,000          2.875%               N/A                   N/A
P             B1/B+        $    4,412,000          2.500%               N/A                   N/A
Q              B2/B        $    2,941,000          2.250%               N/A                   N/A
T             B3/B-        $    4,411,000          1.875%               N/A                   N/A
NR            NR/NR        $   22,058,035            N/A                N/A                   N/A

(1)  Approximate, subject to a permitted variance of plus or minus 5%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-2FL, Class A-3, Class A-4, Class A-4FL, Class A-SB and Class A-1A
     certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations--Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans and (b) each mortgage loan pays off on its scheduled maturity date.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     3 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

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                              STRUCTURAL OVERVIEW
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o    For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
     A-SB and A-1A Certificates and the Class A-2FL and Class A-4FL Regular
     Interests, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and A-SB
     Certificates and the Class A-2FL and Class A-4FL Regular Interests will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3,
     A-4, A-SB and A-1A Certificates and the Class A-2FL and Class A-4FL Regular
     Interests (pro rata to the Class A-1, A-2, A-3, A-4, and A-SB Certificates and the Class A-2FL and Class A-4FL Regular Interests (and the fixed interest payments on the Class A-2FL and Class A-4FL Regular Interests will be converted under swap contracts to floating interest payments to the
     Class A-2FL and Class A-4FL Certificates as described in the Free Writing
     Prospectus) from Loan Group 1, and to the Class A-1A Certificates from Loan
     Group 2, the foregoing classes, collectively, the "Class A Certificates"))
     and the Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and
     X-2 Certificates), interest will be paid to the Class A-M Certificates and then interest will be paid sequentially to the Class A-J, B, C, D, E, F, G,
     H, J, K, L, M, N, P, Q, T and NR Certificates.

o    The pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB, A-1A, A-M,
     A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR Certificates and
     the Class A-2FL and Class A-4FL Regular Interests will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the
     Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates
     (other than the Class A-2FL and Class A-4FL Certificates) and the Class
     A-2FL and Class A-4FL Regular Interests.

o    The pass-through rate on the Class A-2FL and Class A-4FL Certificates will be based on LIBOR plus a specified percentage, provided, that interest payments required to be made under the swap contracts are subject to reduction as described in the Free Writing Prospectus, with any such reductions resulting in a corresponding reduction in the interest distributable to the Class A-2FL and Class A-4FL Certificates. The initial
     LIBOR rate will be determined 2 LIBOR business days prior to the Closing
     Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the accrual period for the Class A-2FL and Class A-4FL
     Certificates. Under certain circumstances described in the Free Writing
     Propectus, the pass-through rates for the Class A-2FL and Class A-4FL
     Certificates may convert to the pass-through rate on the Class A-2FL or
     Class A-4FL Regular Interest, respectively. See "Description of the Swap
     Contracts--The A-2FL Swap Contract" and "--The A-4FL Swap Contract" in the
     Free Writing Prospectus. There may be special requirements under ERISA for purchasing the Class A-2FL or the Class A-4FL Certificates. See "Certain
     ERISA Considerations" in the Free Writing Prospectus.

o    All Classes (other than the Class A-2FL and Class A-4FL Certificates) will accrue interest on a 30/360 basis. The Class A-2FL and Class A-4FL
     Certificates will accrue interest on an actual/360 basis; provided, that if the pass-through rate for the Class A-2FL or Class A-4FL Certificates converts to the pass-through rate on the Class A-2FL or Class A-4FL Regular
     Interest, interest will accrue on a 30/360 basis.

o    Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class
     A-2FL and Class A-4FL Regular Interests will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class
     A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balances of the Class A-4 and Class A-SB Certificates and the
     Class A-4FL Regular Interest have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M
     Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1,
     A-2, A-3, A-4, A-SB and A-1A Certificates and the Class A-2FL and Class
     A-4FL Regular Interests on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates or
     Regular Interest outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to a certain priority with respect to being paid down to their planned principal balance as described in the Free Writing Prospectus). After the certificate balances of the
     Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates and the Class A-2FL
     and Class A-4FL Regular Interests have been reduced to zero, principal payments will be paid to the Class A-M Certificates until the certificate balance for such Class has been reduced to zero and then sequentially to the Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR
     Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class A-2FL, Class
     A-4FL, Class X-1 and Class X-2 Certificates) and the Class A-2FL and Class
     A-4FL Regular Interests in reverse sequential order, from the Class NR
     Certificates up to the Class A-J Certificates, then to the Class A-M
     Certificates, and then, pro rata, to the Class A-1, Class A-2, Class A-3,
     Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL and
     Class A-4FL Regular Interests (without regard to loan group).

THE  INFORMATION  IN THIS FREE  WRITING  PROSPECTUS  IS NOT  COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING  PROSPECTUS IS NOT AN OFFER
TO SELL THESE  SECURITIES AND IT IS NOT A SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     4 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

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                              STRUCTURAL OVERVIEW
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o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated in the following manner: the holders of each class of offered certificates (other than the Class A-2FL,
     Class A-4FL and Class X-2 Certificates) and the Class A-2FL and Class A-4FL
     Regular Interests and the Class B, C, D, E, F, G, H, J and K Certificates
     will receive (with respect to the related Loan Group, if applicable, in the case of the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates and the
     Class A-2FL and Class A-4FL Regular Interests) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1
     Certificates). Any Yield Maintenace Charges payable to the Class A-2FL or
     Class A-4FL Regular Interest will be paid to the related Swap Counterparty during any time the related swap contract remains in effect.

                  Group Principal Paid to Class    (Pass-Through Rate on Class - Discount Rate)
      YM Charge x -----------------------------  x --------------------------------------------
                   Group Total Principal Paid        (Mortgage Rate on Loan - Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 Certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.

THE  INFORMATION  IN THIS FREE  WRITING  PROSPECTUS  IS NOT  COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING  PROSPECTUS IS NOT AN OFFER
TO SELL THESE  SECURITIES AND IT IS NOT A SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     5 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

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                          SHORT-TERM COLLATERAL SUMMARY
--------------------------------------------------------------------------------

                                                                                     REMAINING  REMAINING
                                             CUT-OFF DATE     BALLOON     PROPERTY      TERM     IO TERM     UW    CUT-OFF
LOAN ID     LOAN NAME                           BALANCE       BALANCE       TYPE      (MONTHS)   (MONTHS)   DSCR  LTV RATIO
---------------------------------------------------------------------------------------------------------------------------

CLASS A-1

                 TOTAL BALLOON PAYMENT                     $          0
                 TOTAL AMORTIZATION PAYMENT                $ 23,861,000
                                                           ------------
                 TOTAL CLASS BALANCE                       $ 23,861,000
                                                           ============
CLASS A-2 AND CLASS A-2FL REGULAR INTEREST

    4         The Tupper Building            $ 43,920,000  $ 43,920,000    Office        53         53     1.38x    79.3%
   23       * Decorative Center Dallas       $ 13,860,043    13,202,023    Retail        56          0     1.19x    71.1%
   33       * Three Crosswoods               $  7,450,000     7,147,289    Office        56          8     1.19x    79.3%
   63       * 801 and 949 East Erie Avenue   $  3,996,314     3,857,533  Industrial      58          0     1.64x    39.2%

                 TOTAL BALLOON PAYMENT                     $ 68,126,000          WEIGHTED AVERAGE:         1.34X    75.3%
                 TOTAL AMORTIZATION PAYMENT                $          0
                                                           ------------
                 TOTAL CLASS BALANCE                       $ 68,126,000
                                                           ============
CLASS A-3

    2       * Block at Orange                $110,000,000  $105,514,740    Retail        77         35     1.10x    68.3%

                 TOTAL BALLOON PAYMENT                     $105,514,000          WEIGHTED AVERAGE:         1.10X    68.3%
                 TOTAL AMORTIZATION PAYMENT                $          0
                                                           ------------
                 TOTAL CLASS BALANCE                       $105,514,000
                                                           ============
CLASS A-SB

                 TOTAL BALLOON PAYMENT                     $          0
                 TOTAL AMORTIZATION PAYMENT                $ 55,141,000
                                                           ------------
                 TOTAL CLASS BALANCE                       $ 55,141,000
                                                           ============

*    A de minimis portion of the balloon payment is allocated to the Class A-SB
     Certificates

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     6 of 75

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

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                COLLATERAL CHARACTERISITCS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF                        NUMBER OF                        % OF      WA         WA UW
PRINCIPAL BALANCES                LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

$  1,441,259 - $  2,999,999         11        $   24,169,656      2.1%    72.7%       1.30x
$  3,000,000 - $  3,999,999          7            24,144,401      2.1     62.6%       1.33x
$  4,000,000 - $  4,999,999         13            58,278,280      5.0     68.8%       1.43x
$  5,000,000 - $  6,999,999         15            86,057,723      7.3     66.5%       1.45x
$  7,000,000 - $  9,999,999          5            41,159,356      3.5     70.7%       1.27x
$ 10,000,000 - $ 14,999,999          9           107,283,856      9.1     68.7%       1.21x
$ 15,000,000 - $ 24,999,999          5            94,680,000      8.0     67.9%       1.19x
$ 25,000,000 - $ 99,999,999         12           401,419,764     34.1     70.4%       1.40x
$100,000,000 - $125,200,000          3           339,200,000     28.8     70.5%       1.13x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

AVERAGE BALANCE PER LOAN:       $14,704,913
AVERAGE BALANCE PER PROPERTY:   $ 9,885,656

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST      NUMBER OF                        % OF      WA         WA UW
RATES                             LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

5.7800% - 5.9999%                    3        $   14,555,116      1.2%    52.2%       2.12x
6.0000% - 6.2499%                    8           149,056,728     12.7     65.2%       1.69x
6.2500% - 6.4999%                   13           358,595,522     30.5     72.0%       1.16x
6.5000% - 8.7070%                   56           654,185,669     55.6     69.7%       1.25x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

WA INTEREST RATE:   6.6281%

                       ORIGINAL TERM TO MATURITY IN MONTHS

RANGE OF ORIGINAL TERMS TO      NUMBER OF                        % OF      WA         WA UW
MATURITY                          LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

 56 - 72                             5        $   80,673,865      6.9%    76.5%       1.33x
 73 - 84                             1           110,000,000      9.4     68.3%       1.10x
85 - 168                            74           985,719,170     83.8     69.2%       1.30x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

WA ORIGINAL LOAN TERM:   112 MONTHS

                           GEOGRAPHIC DISTRIBUTION(3)

                                NUMBER OF                        % OF      WA         WA UW
GEOGRAPHIC LOCATION            PROPERTIES   PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

CALIFORNIA                           4        $  247,233,826     21.0%    70.7%       1.10x
PENNSYLVANIA                         6            96,144,169      8.2     71.8%       1.25x
WISCONSIN                           16            92,224,995      7.8     73.5%       1.31x
ARIZONA                              2            79,072,344      6.7     69.3%       1.21x
MARYLAND                             4            62,259,508      5.3     48.5%       2.07x
OTHER                               87           599,458,193     51.0     70.4%       1.29x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            119        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                NUMBER OF                        % OF      WA         WA UW
RANGE OF UW DSCRS                 LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

1.10X - 1.14X                        4        $  275,700,000     23.4%    72.1%       1.10x
1.15X - 1.19X                       14           148,124,462     12.6     74.4%       1.17x
1.20X - 1.29X                       39           446,367,870     37.9     69.3%       1.22x
1.30X - 1.49X                       13           228,921,753     19.5     70.8%       1.38x
1.50X - 1.99X                        8            41,288,550      3.5     64.9%       1.71x
2.00X - 3.76X                        2            35,990,400      3.1     32.3%       2.95x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

WA UW DSCR:   1.29X

                   REMAINING TERMS TO MATURITY DATE IN MONTHS

RANGE OF REMAINING TERMS        NUMBER OF                        % OF      WA         WA UW
TO MATURITY                       LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

53 -  60                             5        $   80,673,865      6.9%    76.5%       1.33x
61 -  84                             1           110,000,000      9.4     68.3%       1.10x
85 - 166                            74           985,719,170     83.8     69.2%       1.30x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

WA REMAINING TERM:   107 MONTHS

                          PROPERTY TYPE DISTRIBUTION(3)

                                                    NUMBER OF      PRINCIPAL      % OF      WA         WA UW
PROPERTY TYPE             SUB PROPERTY TYPE        PROPERTIES       BALANCE       IPB    LTV(1, 2)   DSCR(1, 2)
---------------------------------------------------------------------------------------------------------------

RETAIL                    Anchored                      21      $  365,664,564    31.1%     71.0%      1.14x
                          Unanchored                    16          61,861,964     5.3      69.3%      1.22x
                          Shadow Anchored                2           6,541,259     0.6      68.2%      1.25x
                             SUBTOTAL:                  39      $  434,067,787    36.9%     70.7%      1.15X
---------------------------------------------------------------------------------------------------------------
OFFICE                    Suburban                       9      $  141,009,441    12.0%     61.9%      1.54x
                          CBD                            3          91,120,000     7.7      74.6%      1.32x
                          Medical                        8          77,845,000     6.6      78.3%      1.31x
                             SUBTOTAL:                  20      $  309,974,441    26.3%     69.8%      1.42X
---------------------------------------------------------------------------------------------------------------
HOTEL                     Full Service                   5      $  158,518,557    13.5%     70.1%      1.25x
                          Limited Service               14          81,225,952     6.9      69.0%      1.49x
                          Extended Stay                  1           5,500,000     0.5      74.3%      1.75x
                             SUBTOTAL:                  20      $  245,244,510    20.8%     69.8%      1.34X
---------------------------------------------------------------------------------------------------------------
MULTIFAMILY               Garden                         8      $   55,898,465     4.8%     73.2%      1.23x
                          Mid/High Rise                  2           9,177,180     0.8      43.7%      2.57x
                          Low Rise                       1             405,000    0.03      79.1%      1.20x
                             SUBTOTAL:                  11      $   65,480,645     5.6%     69.1%      1.42X
---------------------------------------------------------------------------------------------------------------
INDUSTRIAL                Warehouse/Distribution        11      $   38,955,549     3.3%     63.4%      1.30x
                          Flex                           4           4,185,000     0.4      79.1%      1.20x
                             SUBTOTAL:                  15      $   43,140,549     3.7%     64.9%      1.29X
---------------------------------------------------------------------------------------------------------------
MIXED USE                 Industrial/Office              2      $   22,585,645     1.9%     62.4%      1.25x
                          Office/Warehouse               2          13,336,645     1.1      69.3%      1.27x
                          Multifamily/Retail             1           5,035,000     0.4      79.1%      1.20x
                             SUBTOTAL:                   5      $   40,957,289     3.5%     66.7%      1.25X
---------------------------------------------------------------------------------------------------------------
SELF STORAGE                                             5      $   23,527,814     2.0%     71.7%      1.22x
---------------------------------------------------------------------------------------------------------------
PARKING GARAGE                                           4      $   14,000,000     1.2%     50.7%      1.30x
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                119      $1,176,393,035   100.0%     69.6%      1.29x
---------------------------------------------------------------------------------------------------------------

(1)  Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payment on, the related pari passu companion loans.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.

(3)  Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     8 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL               NUMBER OF                        % OF      WA         WA UW
AMORTIZATION TERMS                LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------------

180 - 240                            1        $    4,441,215      0.4%    62.1%       1.16x
241 - 300                            3            10,732,784      1.0     56.1%       1.58x
301 - 360                           72         1,041,124,036     98.6     70.4%       1.23x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             76        $1,056,298,035    100.0%    70.2%       1.23x
----------------------------------------------------------------------------------------------

WA ORIGINAL AMORT TERM:   359 MONTHS

                       LTV RATIOS AS OF THE CUT--OFF DATE

                                NUMBER OF                        % OF      WA         WA UW
RANGE OF CUT--OFF LTVS            LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------------

17.7% - 50.0%                        4        $   45,429,505      3.9%    34.9%       2.67x
50.1% - 60.0%                        8            84,053,777      7.1     57.6%       1.30x
60.1% - 65.0%                        8            75,448,887      6.4     61.4%       1.27x
65.1% - 70.0%                       14           295,992,764     25.2     68.2%       1.17x
70.1% - 75.0%                       25           382,134,989     32.5     72.7%       1.26x
75.1% - 80.0%                       20           281,885,605     24.0     77.7%       1.22x
80.1% - 83.3%                        1            11,447,509      1.0     83.3%       1.29x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

WA CUT--OFF DATE LTV RATIO:   69.6%

                               AMORTIZATION TYPES

                                NUMBER OF                        % OF      WA          WA UW
AMORTIZED TYPES                   LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------------

BALLOON LOANS
   PARTIAL INTEREST--ONLY           32        $  766,015,000     65.1%    71.1%       1.18x
   BALLOON                          44           290,283,035     24.7     67.9%       1.37x
   INTEREST-ONLY                     4           120,095,000     10.2     64.5%       1.79x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

                    PARTIAL INTEREST--ONLY PERIODS IN MONTHS

RANGE OF PARTIAL INTEREST-      NUMBER OF                        % OF      WA          WA UW
ONLY PERIODS                      LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------------

 6 - 35                            15          $188,728,000      24.6%    73.4%       1.24x
36 - 47                            10           314,482,000      41.1     70.3%       1.16x
48 - 60                             7           262,805,000      34.3     70.3%       1.16x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            32          $766,015,000     100.0%    71.1%       1.18x
----------------------------------------------------------------------------------------------

                                  LOAN PURPOSE

                                NUMBER OF                        % OF      WA         WA UW
LOAN PURPOSE                      LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------------

REFINANCE                           59        $  788,473,248     67.0%    68.8%       1.31x
ACQUISITION                         21           387,919,788     33.0     71.3%       1.24x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING              NUMBER OF                        % OF      WA         WA UW
AMORTIZATION TERMS                LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------------

176 - 240                            1        $    4,441,215      0.4%    62.1%       1.16x
241 - 300                            3            10,732,784      1.0     56.1%       1.58x
301 - 360                           72         1,041,124,036     98.6     70.4%       1.23x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             76        $1,056,298,035    100.0%    70.2%       1.23x
----------------------------------------------------------------------------------------------

WA REMAINING AMORT TERM:   357 MONTHS

                          LTV RATIOS AS OF THE MATURITY

                                NUMBER OF                        % OF      WA         WA UW
RANGE OF MATURITY LTVS            LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------------

13.3% - 50.0%                        8        $   69,160,713      5.9%    42.0%        2.21x
50.1% - 60.0%                       20           192,612,679     16.4     62.0%        1.26x
60.1% - 65.0%                       18           234,322,575     19.9     70.3%        1.28x
65.1% - 70.0%                       23           471,697,559     40.1     73.1%        1.16x
70.1% - 75.0%                        8           145,782,000     12.4     75.9%        1.27x
75.1% - 79.0%                        1             7,450,000      0.6     79.3%        1.19x
79.1% - 79.3%                        2            55,367,509      4.7     80.1%        1.36x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80        $1,176,393,035    100.0%    69.6%        1.29x
----------------------------------------------------------------------------------------------

WA LTV RATIO AT MATURITY/ARD DATE:   64.0%

                           YEAR BUILT/RENOVATED(4, 5)

RANGE OF YEARS                  NUMBER OF                        % OF      WA         WA UW
BUILT/RENOVATED                PROPERTIES   PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------------

1940 - 1979                          5        $   26,891,314      2.3%    59.0%       1.27x
1980 - 1989                          9           102,650,957      8.7     64.4%       1.79x
1990 - 1999                         22           255,563,403     21.7     70.5%       1.18x
2000 - 2004                         24           130,906,370     11.1     70.5%       1.29x
2005 - 2008                         59           660,380,992     56.1     70.3%       1.25x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            119        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

                             PREPAYMENT PROTECTION

                                NUMBER OF                        % OF      WA         WA UW
PREPAYMENT PROTECTION             LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------------

DEFEASANCE                          67        $1,092,403,150     92.9%    69.5%       1.28x
YIELD MAINTENANCE                   10            54,326,683      4.6     71.4%       1.35x
FIXED PENALTY                        1            11,447,509      1.0     83.3%       1.29x
DEF/FIXED PENALTY                    1            11,000,000      0.9     58.8%       1.20x
DEF, DEF/YM                          1             7,215,693      0.6     70.7%       1.41x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80        $1,176,393,035    100.0%    69.6%       1.29x
----------------------------------------------------------------------------------------------

(1)  Excludes mortgage loans that are Interest-Only for the entire term.

(2)  Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(5)  Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     9 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF                        NUMBER OF                        % OF       WA         WA UW
PRINCIPAL BALANCES                LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

$  1,441,259 - $  2,999,999          8        $   16,900,837      1.5%     72.8%      1.30x
$  3,000,000 - $  3,999,999          7            24,144,401      2.2      62.6%      1.33x
$  4,000,000 - $  4,999,999         10            44,951,100      4.0      73.1%      1.22x
$  5,000,000 - $  6,999,999         14            80,400,586      7.2      65.7%      1.47x
$  7,000,000 - $  9,999,999          5            41,159,356      3.7      70.7%      1.27x
$ 10,000,000 - $ 14,999,999          7            84,461,347      7.6      66.4%      1.20x
$ 15,000,000 - $ 24,999,999          4            78,680,000      7.1      68.5%      1.19x
$ 25,000,000 - $ 99,999,999         12           401,419,764     36.1      70.4%      1.40x
$100,000,000 - $125,200,000          3           339,200,000     30.5      70.5%      1.13x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             70        $1,111,317,391    100.0%     69.6%      1.28x
----------------------------------------------------------------------------------------------

AVERAGE BALANCE PER LOAN:       $15,875,963
AVERAGE BALANCE PER PROPERTY:   $10,195,572

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF                        NUMBER OF                        % OF       WA        WA UW
MORTGAGE INTEREST RATES           LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

5.8400% - 5.9999%                    2        $    9,564,716      0.9%     70.2%      1.26x
6.0000% - 6.4999%                   19           489,200,250     44.0      70.1%      1.32x
6.5000% - 8.7070%                   49           612,552,424     55.1      69.3%      1.25x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             70        $1,111,317,391    100.0%     69.6%      1.28x
----------------------------------------------------------------------------------------------

WA INTEREST RATE:   6.6345%

                       ORIGINAL TERM TO MATURITY IN MONTHS

RANGE OF ORIGINAL               NUMBER OF                        % OF       WA        WA UW
TERMS TO MATURITY                 LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

 56 -  71                            4        $   69,226,357      6.2%     75.3%      1.34x
 72 -  84                            1           110,000,000      9.9      68.3%      1.10x
 85 - 120                           64           925,543,034     83.3      69.5%      1.30x
121 - 121                            1             6,548,000      0.6      59.3%      1.20x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             70        $1,111,317,391    100.0%     69.6%      1.28x
----------------------------------------------------------------------------------------------

WA ORIGINAL LOAN TERM:   112 MONTHS

                           GEOGRAPHIC DISTRIBUTION(3)

                                NUMBER OF                        % OF      WA         WA UW
GEOGRAPHIC LOCATION            PROPERTIES   PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

CALIFORNIA                          4         $  247,233,826     22.2%     70.7%      1.10x
PENNSYLVANIA                        6             96,144,169      8.7      71.8%      1.25x
WISCONSIN                          16             92,224,995      8.3      73.5%      1.31x
ARIZONA                             2             79,072,344      7.1      69.3%      1.21x
MARYLAND                            4             62,259,508      5.6      48.5%      2.07x
OTHER                              77            534,382,549     48.1      70.6%      1.28x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           109         $1,111,317,391    100.0%     69.6%      1.28x
----------------------------------------------------------------------------------------------

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                NUMBER OF                        % OF       WA         WA UW
RANGE OF UW DSCRS                 LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

1.10X - 1.14X                        4        $  275,700,000     24.8%     72.1%       1.10x
1.15X - 1.19X                       11           135,828,546     12.2      74.1%       1.17x
1.20X - 1.29X                       34           401,190,361     36.1      69.0%       1.22x
1.30X - 1.49X                       12           226,309,934     20.4      70.8%       1.38x
1.50X - 1.99X                        8            41,288,550      3.7      64.9%       1.71x
2.00X - 2.82X                        1            31,000,000      2.8      34.6%       2.82x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             70        $1,111,317,391    100.0%     69.6%       1.28x
----------------------------------------------------------------------------------------------

WA UW DSCR:   1.28X

                      REMAINING TERMS TO MATURITY IN MONTHS

RANGE OF REMAINING TERMS        NUMBER OF                        % OF       WA         WA UW
TO MATURITY                       LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------

 53 -  60                            4        $   69,226,357      6.2%     75.3%      1.34x
 61 -  84                            1           110,000,000      9.9      68.3%      1.10x
 85 - 120                           64           925,543,034     83.3      69.5%      1.30x
121 - 121                            1             6,548,000      0.6      59.3%      1.20x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             70        $1,111,317,391    100.0%     69.6%      1.28x
----------------------------------------------------------------------------------------------

WA REMAINING TERM:   107 MONTHS

                          PROPERTY TYPE DISTRIBUTION(3)

                                                    NUMBER OF      PRINCIPAL      % OF       WA         WA UW
PROPERTY TYPE             SUB PROPERTY TYPE        PROPERTIES       BALANCE        IPB    LTV(1, 2)   DSCR(1, 2)
----------------------------------------------------------------------------------------------------------------

RETAIL                    Anchored                     21       $  365,664,564    32.9%     71.0%        1.14x
                          Unanchored                   16           61,861,964     5.6      69.3%        1.22x
                          Shadow Anchored               2            6,541,259     0.6      68.2%        1.25x
                          SUBTOTAL:                    39       $  434,067,787    39.1%     70.7%        1.15X
----------------------------------------------------------------------------------------------------------------
OFFICE                    Suburban                      9       $  141,009,441    12.7%     61.9%        1.54x
                          CBD                           3           91,120,000     8.2      74.6%        1.32x
                          Medical                       8           77,845,000     7.0      78.3%        1.31x
                          SUBTOTAL:                    20       $  309,974,441    27.9%     69.8%        1.42X
----------------------------------------------------------------------------------------------------------------
HOTEL                     Full Service                  5       $  158,518,557    14.3%     70.1%        1.25x
                          Limited Service              14           81,225,952     7.3      69.0%        1.49x
                          Extended Stay                 1            5,500,000     0.5      74.3%        1.75x
                          SUBTOTAL:                    20       $  245,244,510    22.1%     69.8%        1.34X
----------------------------------------------------------------------------------------------------------------
INDUSTRIAL                Warehouse/Distribution       11       $   38,955,549     3.5%     63.4%        1.30x
                          Flex                          4            4,185,000     0.4      79.1%        1.20x
                          SUBTOTAL:                    15       $   43,140,549     3.9%     64.9%        1.29X
----------------------------------------------------------------------------------------------------------------
MIXED USE                 Industrial/Office             2       $   22,585,645     2.0%     62.4%        1.25x
                          Office/Warehouse              2           13,336,645     1.2      69.3%        1.27x
                          Multifamily/Retail            1            5,035,000     0.5      79.1%        1.20x
                          SUBTOTAL:                     5       $   40,957,289     3.7%     66.7%        1.25X
----------------------------------------------------------------------------------------------------------------
SELF STORAGE                                            5       $   23,527,814     2.1%     71.7%        1.22x
----------------------------------------------------------------------------------------------------------------
PARKING GARAGE                                          4       $   14,000,000     1.3%     50.7%        1.30x
----------------------------------------------------------------------------------------------------------------
MULTIFAMILY               Low Rise                      1       $      405,000    0.04%     79.1%        1.20x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               109       $1,111,317,391   100.0%     69.6%        1.28x
----------------------------------------------------------------------------------------------------------------

(1)  Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value rations, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisals.

(3)  Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    10 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL          NUMBER OF                        % OF       WA         WA UW
AMORTIZATION TERMS           LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
-----------------------------------------------------------------------------------------

180 - 240                       1         $  4,441,215       0.4%     62.1%      1.16x
241 - 300                       3           10,732,784       1.1      56.1%      1.58x
301 - 360                      62          976,048,392      98.5      70.5%      1.21x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        66         $991,222,391     100.0%     70.3%      1.22x
-----------------------------------------------------------------------------------------

WA ORIGINAL AMORT TERM:   358 MONTHS

                        LTV RATIOS AS OF THE CUT-OFF DATE

                           NUMBER OF                        % OF       WA        WA UW
RANGE OF CUT-OFF LTVS        LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
-----------------------------------------------------------------------------------------

34.6% - 50.0%                   3        $   40,439,105      3.6%     37.1%      2.53x
50.1% - 60.0%                   8            84,053,777      7.6      57.6%      1.30x
60.1% - 65.0%                   8            75,448,887      6.8      61.4%      1.27x
65.1% - 70.0%                  12           277,380,944     25.0      68.4%      1.17x
70.1% - 75.0%                  22           364,368,209     32.8      72.7%      1.26x
75.1% - 79.8%                  17           269,626,469     24.3      77.8%      1.22x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        70        $1,111,317,391    100.0%     69.6%      1.28x
-----------------------------------------------------------------------------------------

WA CUT-OFF DATE LTV RATIO:   69.6%

                               AMORTIZATION TYPES

                           NUMBER OF                        % OF       WA        WA UW
AMORTIZATION TYPES           LOANS     PRINCIPAL BALANCE    IPB   LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------

BALLOON LOANS
   PARTIAL INTEREST-ONLY       27        $  729,833,000     65.7%     71.1%      1.18x
   BALLOON                     39           261,389,391     23.5      67.8%      1.33x
   INTEREST-ONLY                4           120,095,000     10.8      64.5%      1.79x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        70        $1,111,317,391    100.0%     69.6%      1.28x
----------------------------------------------------------------------------------------

                    PARTIAL INTEREST-ONLY PERIODS IN MONTHS

RANGE OF PARTIAL INTEREST-   NUMBER OF                        % OF       WA        WA UW
ONLY PERIODS                   LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
-------------------------------------------------------------------------------------------

 6 - 24                          13         $182,373,000      25.0%     73.3%      1.24x
25 - 36                           6          160,130,000      21.9      71.3%      1.19x
37 - 48                           3          157,200,000      21.5      70.3%      1.11x
49 - 60                           5          230,130,000      31.5      69.9%      1.15x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          27         $729,833,000     100.0%     71.1%      1.18x
-------------------------------------------------------------------------------------------

                                  LOAN PURPOSE

                          NUMBER OF                        % OF       WA         WA UW
                            LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------

REFINANCE                     54        $  768,575,112     69.2%     69.0%      1.29x
ACQUISITION                   16           342,742,279     30.8      71.1%      1.25x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       70        $1,111,317,391    100.0%     69.6%      1.28x
----------------------------------------------------------------------------------------

                     REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING        NUMBER OF                        % OF       WA         WA UW
AMORTIZATION TERMS          LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------

176 - 240                      1        $  4,441,215        0.4%     62.1%      1.16x
241 - 300                      3          10,732,784        1.1      56.1%      1.58x
301 - 360                     62         976,048,392       98.5      70.5%      1.21x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       66        $991,222,391      100.0%     70.3%      1.22x
----------------------------------------------------------------------------------------

WA REMAINING AMORT TERM:   357 MONTHS

                          LTV RATIOS AS OF THE MATURITY

                          NUMBER OF                        % OF       WA         WA UW
RANGE OF MATURITY LTVS      LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------

28.7% - 50.0%                  7        $   64,170,313      5.8%    43.9%       2.09x
50.1% - 60.0%                 18           174,000,860     15.7     61.6%       1.26x
60.1% - 70.0%                 36           678,446,218     61.0     72.1%       1.20x
70.1% - 75.0%                  7           143,330,000     12.9     75.8%       1.27x
75.1% - 79.3%                  2            51,370,000      4.6     79.3%       1.35x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       70        $1,111,317,391    100.0%    69.6%       1.28x
----------------------------------------------------------------------------------------

WA LTV RATIO AT MATURITY:   64.1%

                           YEAR BUILT/RENOVATED(4, 5)

RANGE OF YEARS              NUMBER OF                        % OF       WA         WA UW
BUILT/RENOVATED            PROPERTIES   PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
------------------------------------------------------------------------------------------

1940 - 1979                      5        $   26,891,314      2.4%    59.0%        1.27x
1980 - 1989                      9           102,650,957      9.2     64.4%        1.79x
1990 - 1999                     19           228,590,894     20.6     69.8%        1.17x
2000 - 2004                     24           130,906,370     11.8     70.5%        1.29x
2005 - 2008                     52           622,277,856     56.0     70.7%        1.23x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        109        $1,111,317,391    100.0%    69.6%        1.28x
------------------------------------------------------------------------------------------

                              PREPAYMENT PROTECTION

                          NUMBER OF                        % OF      WA          WA UW
PREPAYMENT PROTECTION       LOANS     PRINCIPAL BALANCE    IPB    LTV(2, 3)   DSCR(2, 3)
----------------------------------------------------------------------------------------

DEFEASANCE                    59       $1,050,150,015      94.5%    69.7%        1.27x
YIELD MAINTENANCE              9           42,951,683       3.9     71.5%        1.38x
DEF/FIXED PENALTY              1           11,000,000       1.0     58.8%        1.20x
DEF, DEF/YM                    1            7,215,693       0.6     70.7%        1.41x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       70       $1,111,317,391     100.0%    69.6%        1.28x
----------------------------------------------------------------------------------------

(1)  Excludes mortgage loans that are Interest-Only for the entire term.

(2)  Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value rations, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(5)  Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    11 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF                    NUMBER OF                        % OF      WA         WA UW
PRINCIPAL BALANCES            LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
------------------------------------------------------------------------------------------

$ 2,205,000 - $ 3,999,999       3          $ 7,268,820       11.2%    72.5%       1.28x
$ 4,000,000 - $ 4,999,999       3           13,327,180       20.5     54.0%       2.15x
$ 5,000,000 - $ 6,999,999       1            5,657,137        8.7     77.5%       1.15x
$ 7,000,000 - $14,999,999       2           22,822,509       35.1     77.2%       1.27x
$15,000,000 - $16,000,000       1           16,000,000       24.6     65.3%       1.21x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        10          $65,075,645      100.0%    69.0%       1.42x
------------------------------------------------------------------------------------------

AVERAGE BALANCE PER LOAN:       $6,507,564
AVERAGE BALANCE PER PROPERTY:   $6,507,564

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF                    NUMBER OF                        % OF      WA         WA UW
MORTGAGE INTEREST RATES       LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
------------------------------------------------------------------------------------------

5.7800% - 6.2499%               2          $20,990,400       32.3%    54.0%       1.82x
6.2500% - 6.7499%               4           20,588,820       31.6     72.8%       1.25x
6.7500% - 7.0300%               4           23,496,425       36.1     79.2%       1.23x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        10          $65,075,645      100.0%    69.0%       1.42x
------------------------------------------------------------------------------------------

WA INTEREST RATE:   6.5183%

                       ORIGINAL TERM TO MATURITY IN MONTHS

RANGE OF ORIGINAL           NUMBER OF                        % OF       WA        WA UW
TERMS TO MATURITY             LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
------------------------------------------------------------------------------------------

 60 -  84                       1          $11,447,509       17.6%    83.3%       1.29x
 85 - 120                       8           48,637,736       74.7     70.9%       1.22x
121 - 168                       1            4,990,400        7.7     17.7%       3.76x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        10          $65,075,645      100.0%    69.0%       1.42x
------------------------------------------------------------------------------------------

WA ORIGINAL LOAN TERM:  113 MONTHS

                           GEOGRAPHIC DISTRIBUTION(3)

                            NUMBER OF                        % OF      WA         WA UW
GEOGRAPHIC LOCATION        PROPERTIES   PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
------------------------------------------------------------------------------------------

TEXAS                           2          $27,375,000       42.1%    67.7%        1.22x
FLORIDA                         1           11,447,509       17.6     83.3%        1.29x
MISSOURI                        2            9,843,916       15.1     76.4%        1.15x
NEW YORK                        1            4,990,400        7.7     17.7%        3.76x
INDIANA                         1            4,150,000        6.4     76.7%        1.20x
OTHER                           3            7,268,820       11.2     72.5%        1.28x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        10          $65,075,645      100.0%    69.0%        1.42x
------------------------------------------------------------------------------------------

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                            NUMBER OF                        % OF      WA         WA UW
RANGE OF UW DSCRS             LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
------------------------------------------------------------------------------------------

1.15X - 1.19X                   3          $12,295,916       18.9%    76.7%        1.16x
1.20X - 1.29X                   5           45,177,509       69.4     72.6%        1.24x
1.30X - 1.49X                   1            2,611,820        4.0     68.7%        1.40x
1.50X - 3.76X                   1            4,990,400        7.7     17.7%        3.76x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        10          $65,075,645      100.0%    69.0%        1.42x
------------------------------------------------------------------------------------------

WA UW DSCR:   1.42X

                           REMAINING TERMS TO MATURITY

RANGE OF REMAINING          NUMBER OF                        % OF      WA         WA UW
TERMS TO MATURITY             LOANS     PRINCIPAL BALANCE    IPB    LTV(1, 2)   DSCR(1, 2)
------------------------------------------------------------------------------------------

 54 -  84                       1          $11,447,509       17.6%    83.3%        1.29x
 85 - 114                       2            6,761,820       10.4     73.6%        1.28x
115 - 144                       6           41,875,916       64.3     70.5%        1.21x
145 - 166                       1            4,990,400        7.7     17.7%        3.76x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        10          $65,075,645      100.0%    69.0%        1.42x
------------------------------------------------------------------------------------------

WA REMAINING TERM:  109 MONTHS

                          PROPERTY TYPE DISTRIBUTION(3)

                                               NUMBER OF    PRINCIPAL     % OF      WA         WA UW
PROPERTY TYPE             SUB PROPERTY TYPE   PROPERTIES     BALANCE      IPB    LTV(1, 2)   DSCR(1, 2)
-------------------------------------------------------------------------------------------------------

MULTIFAMILY               Garden                   8       $55,898,465    85.9%     73.2%       1.23x
                          Mid/High Rise            2         9,177,180    14.1      43.7%       2.57x
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           10       $65,075,645   100.0%     69.0%       1.42x
-------------------------------------------------------------------------------------------------------

(1)  Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value rations, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the appraisal.

(3)  Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    12 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL           NUMBER OF    PRINCIPAL     % OF       WA         WA UW
AMORTIZATION TERMS            LOANS       BALANCE      IPB     LTV(2, 3)   DSCR(2, 3)
-------------------------------------------------------------------------------------

360 - 360                      10       $65,075,645   100.0%      69.0%      1.42x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        10       $65,075,645   100.0%      69.0%      1.42x
-------------------------------------------------------------------------------------

WA ORIGINAL AMORT TERM:   360 MONTHS

                        LTV RATIOS AS OF THE CUT-OFF DATE

                            NUMBER OF    PRINCIPAL     % OF       WA          WA UW
RANGE OF CUT-OFF LTVS         LOANS       BALANCE      IPB     LTV(2, 3)   DSCR(2, 3)
-------------------------------------------------------------------------------------

17.7% - 69.9%                    3      $23,602,220    36.3%     55.6%        1.77x
70.0% - 74.9%                    3       17,766,779    27.3      71.9%        1.22x
75.0% - 80.0%                    3       12,259,137    18.8      77.3%        1.17x
80.1% - 83.3%                    1       11,447,509    17.6      83.3%        1.29x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         10      $65,075,645   100.0%     69.0%        1.42x
-------------------------------------------------------------------------------------

WA CUT-OFF DATE LTV RATIO:   69.0%

                               AMORTIZATION TYPES

                            NUMBER OF    PRINCIPAL     % OF       WA          WA UW
AMORTIZATION TYPES            LOANS       BALANCE      IPB     LTV(2, 3)   DSCR(2, 3)
-------------------------------------------------------------------------------------

BALLOON LOANS
   PARTIAL INTEREST-ONLY         5      $36,182,000    55.6%      69.6%       1.22x
   BALLOON                       5       28,893,645    44.4       68.3%       1.68x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         10      $65,075,645   100.0%      69.0%       1.42x
-------------------------------------------------------------------------------------

                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS

RANGE OF PARTIAL INTEREST-   NUMBER OF    PRINCIPAL     % OF        WA         WA UW
ONLY PERIODS                   LOANS       BALANCE      IPB     LTV(2, 3)   DSCR(2, 3)
--------------------------------------------------------------------------------------

12 - 48                          4       $24,807,000    68.6%     69.0%       1.21x
49 - 60                          1        11,375,000    31.4      71.1%       1.24x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          5       $36,182,000   100.0%     69.6%       1.22x
--------------------------------------------------------------------------------------

                                  LOAN PURPOSE

                            NUMBER OF    PRINCIPAL     % OF       WA          WA UW
LOAN PURPOSE                  LOANS       BALANCE      IPB     LTV(2, 3)   DSCR(2, 3)
-------------------------------------------------------------------------------------

ACQUISITION                      5      $45,177,509    69.4%     72.6%       1.24x
REFINANCE                        5       19,898,136    30.6      60.9%       1.84x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         10      $65,075,645   100.0%     69.0%       1.42x
-------------------------------------------------------------------------------------

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING          NUMBER OF    PRINCIPAL     % OF       WA          WA UW
AMORTIZATION TERMS            LOANS       BALANCE      IPB     LTV(2, 3)   DSCR(2, 3)
-------------------------------------------------------------------------------------

354 - 359                       5       $28,893,645    44.4%     68.3%       1.68x
360 - 360                       5        36,182,000    55.6      69.6%       1.22x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        10       $65,075,645   100.0%     69.0%       1.42x
-------------------------------------------------------------------------------------

WA REMAINING AMORT TERM:   358 MONTHS

                       LTV RATIOS AS OF THE MATURITY DATE

                            NUMBER OF    PRINCIPAL     % OF       WA         WA UW
RANGE OF MATURITY LTVS        LOANS       BALANCE      IPB     LTV(2, 3)   DSCR(2, 3)
-------------------------------------------------------------------------------------

13.3% - 49.9%                    1      $ 4,990,400     7.7%     17.7%       3.76x
50.0% - 64.9%                    3       20,816,820    32.0      66.3%       1.24x
65.0% - 69.9%                    4       25,368,916    39.0      74.1%       1.20x
70.0% - 74.9%                    1        2,452,000     3.8      78.1%       1.19x
75.0% - 79.3%                    1       11,447,509    17.6      83.3%       1.29x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         10      $65,075,645   100.0%     69.0%       1.42x
-------------------------------------------------------------------------------------

WA LTV RATIO AT MATURITY DATE:   62.9%

                           YEAR BUILT/RENOVATED(4, 5)

RANGE OF YEARS              NUMBER OF    PRINCIPAL     % OF       WA          WA UW
BUILT/RENOVATED            PROPERTIES     BALANCE      IPB     LTV(2, 3)   DSCR(2, 3)
-------------------------------------------------------------------------------------

1994 - 1997                     2       $22,822,509    35.1%     77.2%       1.27x
1998 - 2001                     1         4,150,000     6.4      76.7%       1.20x
2002 - 2006                     7        38,103,136    58.6      63.3%       1.54x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        10       $65,075,645   100.0%     69.0%       1.42x
-------------------------------------------------------------------------------------

                              PREPAYMENT PROTECTION

                            NUMBER OF    PRINCIPAL     % OF       WA         WA UW
PREPAYMENT PROTECTION         LOANS       BALANCE      IPB     LTV(2, 3)   DSCR(2, 3)
-------------------------------------------------------------------------------------

DEFEASANCE                      8       $42,253,136    64.9%     64.6%       1.51x
FIXED PENALTY                   1        11,447,509    17.6      83.3%       1.29x
YIELD MAINTENANCE               1        11,375,000    17.5      71.1%       1.24x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        10       $65,075,645   100.0%     69.0%       1.42x
-------------------------------------------------------------------------------------

(1)  Excludes mortgage loans that are Interest-Only for the entire term.

(2)  Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value rations, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(3)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" values or with certain other adjustments as defined in the related appraisal.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(5)  Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    13 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                            TOP TEN MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

 LOAN                                                                    NUMBER OF
SELLER(2)  LOAN NAME                                     CITY, STATE     PROPERTIES
-----------------------------------------------------------------------------------

JPMCB      The Promenade Shops at Dos Lagos            Corona, CA            1
JPMCB      Block at Orange                             Orange, CA            1
JPMCB      Westin Portfolio                            Various, Various      2
PNC        The Tupper Building                         Boston, MA            1
JPMCB      Station Casinos Headquarters                Las Vegas, NV         1
CIBC       333 Elliott Avenue West                     Seattle, WA           1
PNC        Court at Upper Providence                   Royersford, PA        1
CIBC       Hilton Garden Inn Philadelphia Center City  Philadelphia, PA      1
PNC        Aurora Health Care Portfolio                Various, WI           6
JPMCB      Two Democracy Plaza                         Bethesda, MD          1
-----------------------------------------------------------------------------------
           Top 5 Total/Weighted Average
           Top 10 Total/Weighted Average
-----------------------------------------------------------------------------------

 LOAN                  CUT-OFF DATE  % OF    SF/UNITS/   UW     CUT-OFF   PROPERTY
SELLER(2)  LOAN GROUP    BALANCE      IPB   ROOMS/BEDS  DSCR   LTV RATIO    TYPE
----------------------------------------------------------------------------------

JPMCB        1         $125,200,000  10.6%   351,179    1.10x    73.8%     Retail
JPMCB        1         $110,000,000   9.4%   698,657    1.10x    68.3%     Retail
JPMCB        1         $104,000,000   8.8%       899    1.21x    68.8%     Hotel
PNC          1         $ 43,920,000   3.7%    97,559    1.38x    79.3%     Office
JPMCB        1         $ 42,250,000   3.6%   138,558    1.21x    60.4%     Office
CIBC         1         $ 42,000,000   3.6%   137,201    1.48x    70.5%     Office
PNC          1         $ 38,812,000   3.3%   196,420    1.17x    75.4%     Retail
CIBC         1         $ 38,000,000   3.2%       279    1.30x    73.1%     Hotel
PNC          1         $ 32,300,000   2.7%   152,980    1.22x    76.9%     Office
JPMCB        1         $ 31,000,000   2.6%   273,566    2.82x    34.6%     Office
--------------------------------------------------------------------------------
                       $425,370,000  36.2%              1.17x    70.4%
                       $607,482,000  51.6%              1.28x    69.4%
--------------------------------------------------------------------------------

(1)  Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(2)  "JPMCB" = JPMorgan Chase Bank, N.A.; "PNC" = PNC Bank, National
     Association; "CIBC" = CIBC Inc.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    14 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                            PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

          LOAN                            A-NOTE BALANCE
LOAN #   SELLER    LOAN NAME          AS OF THE CUT-OFF DATE
------------------------------------------------------------

    2     JPMCB    Block at Orange          $110,000,000
                                            $110,000,000
    3     JPMCB    Westin Portfolio         $104,000,000
                                            $105,000,000

LOAN #    TRANSACTION         MASTER SERVICER                SPECIAL SERVICER
-----------------------------------------------------------------------------------

    2    JPMCC 2008-C2    Midland Loan Services, Inc.              CWCapital
         JPMCC 2007-C1*    Capmark Finance Inc.         Midland Loan Services, Inc.
    3    JPMCC 2008-C2    Midland Loan Services, Inc.              CWCapital
         JPMCC 2007-C1*    Capmark Finance Inc.         Midland Loan Services, Inc.

*    Represents the controlling pooling and servicing agreement for the related mortgage loan.

--------------------------------------------------------------------------------
            ADDITIONAL SECURED DEBT AND MEZZANINE DEBT LOAN SUMMARY
--------------------------------------------------------------------------------

                                     CUT-OFF     % OF                   TRUST
                                      DATE      CUT-OFF                CUT-OFF
                                      TRUST      TRUST    PARI PASSU    DATE      TRUST
LOAN NAME                          BALANCE(1)   BALANCE      DEBT       LTV(2)   DSCR(2)
----------------------------------------------------------------------------------------

THE PROMENADE SHOPS AT DOS LAGOS  $125,200,000   10.6%   $          0   73.8%    1.10x
BLOCK AT ORANGE                    110,000,000    9.4     110,000,000   68.3%    1.10x
WESTIN PORTFOLIO                   104,000,000    8.8     105,000,000   68.8%    1.21x
WISCO HOTEL GROUP A2                27,759,716    2.4               0   70.8%    1.35x
WISCO HOTEL GROUP A1                26,783,048    2.3               0   72.8%    1.38x
REGENCY PORTFOLIO                   25,075,000    2.1               0   79.1%    1.20x
DOVETAIL VILLAS                     11,447,509    1.0               0   83.3%    1.29x
OAK RIDGE APARTMENTS                11,375,000    1.0               0   71.1%    1.24x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE            $441,640,273   37.5%   $215,000,000   71.5%    1.17x
----------------------------------------------------------------------------------------

                                                   CUT-OFF DATE     TOTAL        TOTAL     CUT-OFF
                                  JUNIOR/B-NOTES/     TOTAL        MORTGAGE    MORTGAGE     DATE
                                    SUBORDINATE      MORTGAGE    DEBT CUT-OFF    DEBT     MEZZANINE
LOAN NAME                             SECURED        DEBT(2)        LTV(2)      DSCR(2)    BALANCE
----------------------------------------------------------------------------------------------------

THE PROMENADE SHOPS AT DOS LAGOS    $        0     $125,200,000     73.8%        1.10x   $40,000,000
BLOCK AT ORANGE                              0      220,000,000     68.3%        1.10x             0
WESTIN PORTFOLIO                             0      209,000,000     68.8%        1.21x    31,500,000
WISCO HOTEL GROUP A2                 1,677,000       29,436,716     75.1%        1.22x             0
WISCO HOTEL GROUP A1                 1,650,000       28,433,048     77.3%        1.25x             0
REGENCY PORTFOLIO                    1,575,000       26,650,000     84.1%        1.09x             0
DOVETAIL VILLAS                              0       11,447,509     83.3%        1.29x     3,152,609
OAK RIDGE APARTMENTS                         0       11,375,000     71.1%        1.24x     3,091,000
----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE              $4,902,000     $661,542,273     71.1%        1.15x   $77,743,609
----------------------------------------------------------------------------------------------------

(1)  Includes only those assets that are included in the trust fund.

(2)  Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Block at Orange and Westin
     Portfolio loans, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    15 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                        THE PROMENADE SHOPS AT DOS LAGOS
--------------------------------------------------------------------------------

          [FOUR (4) PHOTOS OF THE PROMENADE SHOPS AT DOS LAGOS OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    16 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                        THE PROMENADE SHOPS AT DOS LAGOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $125,200,000
CUT-OFF DATE PRINCIPAL BALANCE:             $125,200,000
LOAN NUMBER (% OF POOL BY IPB):             1 (10.6%)
LOAN SELLER:                                JPMorgan Chase Bank, N.A.
BORROWER:                                   Dos Lagos Lifestyle Center, LLC
SPONSOR:                                    Poag & McEwen Lifestyle Centers, LLC
ORIGINATION DATE:                           07/12/07
INTEREST RATE:                              6.36800%
INTEREST-ONLY PERIOD:                       60 months
MATURITY DATE:                              08/01/17
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     360 months
CALL PROTECTION:                            L(24),Def(83),O(4)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   Cash Management Agreement
ADDITIONAL DEBT:                            $40,000,000
ADDITIONAL DEBT TYPE(1):                    Mezzanine Debt;
                                            Permitted Mezzanine Debt
LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL      MONTHLY
                                            ----------------------
TAXES:                                      $  535,130    $89,188
INSURANCE:                                  $        0    $     0
CAPEX:                                      $        0    $     0
OTHER(2):                                   $8,805,668    $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
TITLE:                                      Fee
PROPERTY TYPE:                              Retail -- Anchored
SQUARE FOOTAGE:                             351,179
LOCATION:                                   Corona, CA
YEAR BUILT:                                 2006
OCCUPANCY(3):                               95.5%
OCCUPANCY DATE:                             04/01/08
NUMBER OF TENANTS:                          72
HISTORICAL NOI:
   2007:                                    $6,297,273
AVERAGE IN-LINE SALES/SF(4):                $244
UW REVENUES:                                $15,233,111
UW EXPENSES:                                $4,750,825
UW NOI(5):                                  $10,482,287
UW NET CASH FLOW:                           $10,263,802
APPRAISED VALUE:                            $169,700,000
APPRAISAL DATE:                             04/01/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                       $357
CUT-OFF DATE LTV:                           73.8%
MATURITY DATE LTV:                          69.3%
UW IO DSCR:                                 1.27x
UW DSCR:                                    1.10x
--------------------------------------------------------------------------------

(1)  The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 85.0% and (ii) the debt service coverage ratio must be greater than or equal to 1.00x. Additionally, the sponsor has obtained a mezzanine loan in the amount of $40,000,000 secured by a pledge of its membership interests in the related borrower. Other members of the related borrower who do not participate in the day to day management of the related borrower may have debt that is secured by their respective membership interest in the related borrower but has not been underwritten in connection with the mortgage loan because the transfer of such membership interests are not restricted by the mortgage loan documents.

(2)  Upfront other reserves include rollover funds ($7,119,584), vacant space lease funds ($529,546), unleased space funds ($700,264), performance holdback funds ($381,274) and contractor claims funds ($75,000).

(3)  Construction of the mortgaged property was completed in 2006. The average occupancy for The Promenade Shops at Dos Lagos mortgage loan was 92.0% for
     2007.

(4)  Average In-line sales per square foot reflect 2007 year end sales of reporting tenants only.

(5)  The increase in NOI of approximately $4.2 million is primarily due to annualized rent and reimbursement income projected from tenants who took occupancy in 2007 through early 2008. The approximately $4.2 million is allocated as follows; (i) approximately $1.2 million in annual contractual rent from eight tenants that were in build out at funding and are now in occupancy, (ii) approximately $256,000 in annual rent for leases that were out for signature at funding but have since been executed, (iii)
     approximately $219,000 of contractual rent bumps through June 1, 2008, (iv)
     approximately $94,200 from averaging rents over the loan term and (v)
     reimbursement income of approximately $2.4 million was underwritten which is comprised of common area maintenance, insurance and real estate tax reimbursement that will be collected on a stabilized basis and includes a
     15% administrative fee for the theatre.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    17 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                        THE PROMENADE SHOPS AT DOS LAGOS
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                              RATINGS(1)             % OF OWNED  ANNUAL BASE     BASE                        LEASE
TENANT NAME                 MOODY'S/FITCH  TOTAL SF      SF         RENT      RENT PSF(2)  SALES PSF(3)  EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------

ANCHORS
KRIKORIAN PREMIER THEATRES                  62,800      17.9%    $1,010,452     $16.09      $201,881(4)      2021
TAPS FISH HOUSE & BREWERY                   14,326       4.1        149,993     $10.47           NAP         2027
TRADER JOE'S                                12,505       3.6        450,180     $36.00(5)        NAP         2018
                                           -------      ----     ----------     ------
SUBTOTAL/WEIGHTED AVERAGE:                  89,631      25.5%    $1,610,625     $17.97
TOP 10 TENANTS
ANTHROPOLOGIE                               11,000       3.1%    $  190,300     $17.30         $162         2017
Z GALLERIE                                  10,000       2.8        360,000     $36.00         $207         2017
BANANA REPUBLIC                Ba1/BB+       9,000       2.6        171,000     $19.00         $197         2012
TGI FRIDAY'S                                 7,625       2.2        142,511     $18.69         $478         2026
EXPRESS                                      7,500       2.1        210,000     $28.00         $203         2017
MIGUEL'S                                     7,500       2.1        114,975     $15.33          NAP        MTM(6)
WOOD RANCH BBQ                               7,000       2.0        206,500     $29.50          NAP         2027
CHARLOTTE RUSSE                              6,500       1.9        182,000     $28.00         $188         2017
CITRUS CITY GRILLE                           6,500       1.9        188,500     $29.00          NAP         2023
COLDWATER CREEK, INC.                        6,127       1.7        188,160     $30.71         $325         2016
                                           -------      ----     ----------     ------
SUBTOTAL/WEIGHTED AVERAGE:                  78,752      22.4%    $1,953,946     $24.81
REMAINING INLINE SPACE                     166,889      47.5%    $5,105,351     $30.59
                                           -------      ----     ----------     ------
VACANT SQUARE FEET:                         15,907       4.5%           NAP
TOTAL CENTER GLA:                          351,179               $8,669,922

(1)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  Construction of the mortgaged property was completed in 2006. The average annual rent per square foot at the mortgaged property was $25.82 for 2007.

(3)  Sales per square foot numbers are based off of year end 2007 tenant sales.

(4)  Represents per screen sales of the 15 screen theatre.

(5)  Tenant is on a gross lease.

(6)  Represents month-to-month tenant.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    18 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                        THE PROMENADE SHOPS AT DOS LAGOS
--------------------------------------------------------------------------------

THE LOAN. The Promenade Shops at Dos Lagos mortgage loan is secured by a first lien mortgage in a fee interest in a retail lifestyle center comprising approximately 351,179 square feet located in Corona, California.

THE BORROWER. The borrower is Dos Lagos Lifestyle Center, LLC, a Delaware limited liability company structured as a special purpose entity.

THE SPONSOR. The sponsor for the related mortgage loan is Poag & McEwen
Lifestyle Centers, LLC ("Poag & McEwen"). Poag & McEwen has a 50% ownership interest in the borrowing entity. Temescal Canyon Properties-8, LLC ("Temescal")
has the other 50% ownership interest in the borrowing entity and is based in
Corona, CA. Temescal is the land developer for the mortgaged property and as of
May 31, 2007 reported approximately $79 million in total assets, approximately
$1.38 million in liquidity (restricted cash) and approximately $22 million in net worth. Founded in 1984 and headquartered in Memphis, Tennessee, Poag &
McEwen is recognized as a developer of lifestyle centers. Poag & McEwen's portfolio currently consists of 11 lifestyle center developments located across the country. As of year-end 2007, Poag & McEwen employed approximately 65 individuals and reported over $15 million in revenues.

THE PROPERTY. The mortgaged property is an approximately 351,179 square foot retail lifestyle center situated on a 40-acre parcel of land located in Corona,
California. The Promenade Shops at Dos Lagos represents Phase I of a two-phase development spanning across a 534 acre mixed-use master-planned development that will also include a residential subsection with an 18-hole golf course, a resort hotel, a five-story Class "A" office building, a senior housing development and a 135-acre wildlife preserve. The residential portion is complete and already sold out while the senior housing portion is currently under construction. The
18-hole championship Matthew E. Dye (nephew of designer Pete Dye) designed golf course opened to the public August 6, 2007. Two of the office buildings in the three building complex were completed in late 2007 with the third to be completed in 2008.

The mortgaged property is located in the northeast quadrant of Interstate 15 and
Weirick Road with ingress and egress to the mortgaged property provided by
Temescal Canyon Road, which connects to California Route 91 (Riverside Freeway).
The City of Corona is located approximately 45 miles southeast of Los Angeles in western Riverside County. The Promenade Shops at Dos Lagos community is situated at the base of the mountainous Cleveland National Forest on an alluvial plain leading north to the Santa Ana River. Ontario International Airport is located approximately 22 miles from the mortgaged property with rail service provided by
Atchison/Topeka -- Santa Fe Railroad and public transportation provided by the
Riverside Transit Agency bus line.

Built in 2006, the mortgaged property is anchored by Krikorian Premier Theatres and features an upscale mix of more than 60 retailers including Coldwater
Creek, Banana Republic, Guess, Trader Joe's, Coach, Jos A. Bank, Anthropologie,
Ann Taylor, White House/Black Market and numerous restaurants. The mortgaged property overlooks two lakes and an outdoor amphitheater and features craftsman-style architecture, a pedestrian-friendly main street with parking in front of the stores as well as a plaza area with fountains. The mortgaged property currently has 72 tenants and is 95.5% occupied with tenants occupying more than 10,000 square feet paying approximately $17.90 per square foot.
Average asking rents in the Corona submarket are approximately $20.60 per square foot, while Inland Empire retail market average asking retail rents are approximately $21.96 per square foot as of first quarter 2008.

SIGNIFICANT TENANTS.

Krikorian Premier Theatres ("KPT") has seven Premier Theatres currently in operation. KPT is a leader in modern megaplex style theatres located in and around the Los Angeles and San Diego metropolitan areas. KPT is known for its architectural details such as Travertine stone floors and handmade Murano crystal chandeliers. This, combined with features such as stadium style, rocking-chair-style seating and wall-to-wall curved screens, sets KPT apart and allows customers to truly enjoy a more upscale and elegant moviegoing experience. KPT occupies approximately 62,800 square feet or approximately
17.9% of the mortgaged property's net rentable area. KPT's lease expires in
December of 2021.

TAPS Fish House & Brewery ("TAPS") was founded in 1999 and operates two restaurants in Orange County. TAPS serves seafood, steak and a multitude of
European ales and lagers. TAPS offers varied atmospheres including an elegant dining room, a cigar-friendly heated patio, oyster bar, live music, four fireplaces and a lounge with a large TV. The Zagat rated 14,000 plus square foot restaurant can seat up to 500 guests. TAPS occupies approximately 14,326 square feet or approximately 4.1% of the mortgaged property's net rentable area. TAPS pays approximately $10.47 per square foot with its lease expiring in
June of 2027.

Trader Joe's is a privately owned and operated chain of unique grocery stores stocking everything from basics to exotic and organic foods. Founded in 1958 as a small chain of convenience stores, Trader Joe's now owns and operates more than 280 stores in 23 states. Trader Joe's buys directly from suppliers as much as possible in order to guarantee customers the best value possible. Trader
Joe's occupies approximately 12,505 square feet or approximately 3.6% of the mortgaged property's net rentable area. Trader Joe's pays approximately $36.00 per square foot with its lease expiring in January of 2018.

THE MARKET(1). The mortgaged property is located in Riverside County in Corona,
California, which is approximately 45 miles southeast of Los Angeles. The mortgaged property is located in the Inland Empire retail market and the Corona submarket. The Inland Empire retail market is comprised of San Bernardino and
Riverside counties encompassing approximately 27,308 square miles, which is the largest geographical metropolitan statistical area in the United States. The
Inland Empire retail market consists of 595 centers containing approximately
96,308,452 square feet. As of the first quarter 2008, approximately 13,600,000 square feet was still under construction. Vacancy rates were 5.6% with average rents of approximately $21.96 per square foot as of first quarter 2008.

(1)  Certain information was obtained from The Promenade Shops at Dos Lagos appraisal, dated June 26, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    19 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                        THE PROMENADE SHOPS AT DOS LAGOS
--------------------------------------------------------------------------------

The Corona submarket consists of approximately 1,862,000 square feet of retail space with an 8.0% vacancy rate and average asking rents of approximately
$20.60 per square foot as of first quarter 2008. For year-end 2007, the average population within a 1-, 3- and 5-mile radius of the mortgaged property was
4,309, 13,806 and 27,535 respectively. The 2007 estimated average household income within a 1-, 3- and 5-mile radius of the mortgaged property was $92,456,
$96,032 and $101,090 respectively.

PROPERTY MANAGEMENT. The mortgaged property is managed by PM Lifestyle Shopping
Centers, LLC, which is controlled by the sponsor, PM Lifestyle Shopping Centers,
LLC, an affiliate of the borrower.

                            LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                            % OF BASE
              LEASES       FEET     % OF GLA    BASE RENT      RENT
YEAR         EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING
---------------------------------------------------------------------

VACANT          NAP       15,907       4.5%        NAP         NAP
2008 & MTM        4       15,674       4.5     $  328,553      3.8%
2009              2        5,295       1.5        197,065      2.3
2010              1        3,500       1.0         70,000      0.8
2011              7       14,053       4.0        464,979      5.4
2012              5       18,271       5.2        454,860      5.2
2013              2        7,669       2.2        193,225      2.2
2014              1        1,425       0.4         39,900      0.5
2015              0            0       0.0              0      0.0
2016             11       22,899       6.5        885,699     10.2
2017             22       97,100      27.6      2,733,779     31.5
2018              9       36,135      10.3      1,202,173     13.9
AFTER             8      113,251      32.2      2,099,691     24.2
---------------------------------------------------------------------
TOTAL:           72      351,179     100.0%    $8,669,923    100.0%
---------------------------------------------------------------------

               CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
              SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
 YEAR           EXPIRING      EXPIRING       EXPIRING      EXPIRING
----------------------------------------------------------------------

 VACANT          15,907          4.5%          NAP           NAP
 2008 & MTM      31,581          9.0%      $  328,553        3.8%
 2009            36,876         10.5%      $  525,618        6.1%
 2010            40,376         11.5%      $  595,618        6.9%
 2011            54,429         15.5%      $1,060,597       12.2%
 2012            72,700         20.7%      $1,515,457       17.5%
 2013            80,369         22.9%      $1,708,682       19.7%
 2014            81,794         23.3%      $1,748,582       20.2%
 2015            81,794         23.3%      $1,748,582       20.2%
 2016           104,693         29.8%      $2,634,280       30.4%
 2017           201,793         57.5%      $5,368,059       61.9%
 2018           237,928         67.8%      $6,570,232       75.8%
 AFTER          351,179        100.0%      $8,669,923      100.0%
----------------------------------------------------------------------
 TOTAL:
----------------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    20 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                        THE PROMENADE SHOPS AT DOS LAGOS
--------------------------------------------------------------------------------

      [MAP INDICATING LOCATION OF THE PROMENADE SHOPS AT DOS LAGOS OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    21 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                        THE PROMENADE SHOPS AT DOS LAGOS
--------------------------------------------------------------------------------

             [SITE PLAN OF THE PROMENADE SHOPS AT DOS LAGOS OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    22 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    23 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                BLOCK AT ORANGE
--------------------------------------------------------------------------------

                  [FIVE (5) PHOTOS OF BLOCK AT ORANGE OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    24 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                 BLOCK AT ORANGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $110,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $110,000,000
LOAN NUMBER (% OF POOL BY IPB):         2 (9.4%)
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWERS:                              Orange City Mills Limited
                                        Partnership, Orange City Mills III
                                        Limited Partnership
SPONSORS:                               Simon Property Group, L.P.,
                                        Farrallon Capital Management, L.L.C.
ORIGINATION DATE:                       09/04/07
INTEREST RATE:                          6.25150%
INTEREST-ONLY PERIOD:                   42 months
MATURITY DATE:                          10/01/14
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(46),O(7)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        $110,000,000
ADDITIONAL DEBT TYPE(1):                Pari Passu, Permitted Mezzanine Debt
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                     $0        $0
INSURANCE:                                 $0        $0
CAPEX:                                     $0        $0
OTHER:                                     $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE(2):                      698,657
LOCATION:                               Orange, CA
YEAR BUILT:                             1998
OCCUPANCY:                              95.7%
OCCUPANCY DATE:                         03/31/08
NUMBER OF TENANTS:                      102
HISTORICAL NOI:
   2005:                                $17,941,587
   2006:                                $17,744,711
   2007:                                $19,589,705
AVERAGE IN-LINE SALES/SF(3):            $439
UW REVENUES:                            $26,740,206
UW EXPENSES:                            $8,383,132
UW NOI:                                 $18,357,074
UW NET CASH FLOW:                       $17,900,961
APPRAISED VALUE:                        $322,100,000
APPRAISAL DATE:                         07/05/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(4)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $315
CUT-OFF DATE LTV:                       68.3%
MATURITY DATE LTV:                      65.5%
UW IO DSCR:                             1.28x
UW DSCR:                                1.10x
--------------------------------------------------------------------------------

(1)  The $220,000,000 Block at Orange mortgage loan has been split into two equal pari passu A-Notes. The $110,000,000 A-1 Note was securitized in the
     JPMCC 2007-C1 transaction and the $110,000,000 A-2 Note will be included in the trust. The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 85.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.05x.

(2)  Total square footage for the Block at Orange totals approximately 759,157 square feet, of which approximately 698,657 square feet serves as collateral for the mortgage loan.

(3)  Sales per square foot reflects information provided by Simon Property
     Group, L.P. pursuant to the Tenant Sales Analysis as of December 31, 2007.

(4)  Information with respect to the Block at Orange mortgage loan, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related A-1 Note, which will not be included in the trust fund.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    25 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                 BLOCK AT ORANGE
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                                                                                                     LEASE
                                     RATINGS(1)               % OF OWNED   ANNUAL BASE     BASE                    EXPIRATION
TENANT NAME                        MOODY'S/FITCH   TOTAL SF       SF          RENT       RENT PSF   SALES PSF(2)      YEAR
-----------------------------------------------------------------------------------------------------------------------------

ANCHORS
AMC ENTERTAINMENT, INC.                 NR/B        112,830      16.1%     $ 2,482,260    $22.00      $653,533(3)     2018
DAVE & BUSTER'S, INC.                  B3/NR         57,974       8.3        1,084,114    $18.70      $    267        2018
VANS SKATE PARK                                      42,355       6.1          465,905    $11.00      $     77        2008
STEVE & BARRY'S                                      37,727       5.4          688,518    $18.25      $    114        2012
OFF 5TH SAKS FIFTH AVENUE OUTLET       B3/B+         31,368       4.5          313,680    $10.00      $    285        2014
                                                    -------      ----      -----------    ------
SUBTOTAL/WEIGHTED AVERAGE:                          282,254      40.4%     $ 5,034,477    $17.84
TOP 10 TENANTS
RON JON SURF SHOP                                    25,782       3.7%     $   510,484    $19.80      $    171        2008
LUCKY STRIKE LANES                                   25,015       3.6          425,255    $17.00      $    201        2013
BORDERS BOOKS AND MUSIC                              25,000       3.6          503,125    $20.12           NAP        2014
VIRGIN MEGASTORE                                     22,196       3.2          374,890    $16.89           NAP        2009
THE POWER HOUSE                                      20,378       2.9          234,000    $11.48      $     70         MTM(4)
HILO HATTIE                                          20,000       2.9          490,000    $24.50      $    290        2014
OLD NAVY                              Ba1/BB+        15,722       2.3          204,386    $13.00      $    443        2008
BURKE WILLIAMS DAY SPA                               13,060       1.9          313,440    $24.00           NAP        2011
ALCATRAZ BREWING COMPANY                             10,491       1.5          251,784    $24.00      $    268        2008
                                                    -------      ----      -----------    ------
SUBTOTAL/WEIGHTED AVERAGE:                          177,644      25.4%     $ 3,307,364    $18.62
REMAINING INLINE SPACE                              208,919      29.9%     $ 7,943,215    $38.02
                                                    -------      ----      -----------    ------
VACANT SQUARE FEET:                                  29,840       4.3%             NAP
TOTAL OWNED GLA:                                    698,657                $16,285,056
TOTAL CENTER GLA(5):                                759,157                $17,481,131

(1)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  Sales per square foot reflect information provided by Simon Property Group,
     L.P. pursuant to the Tenant Sales Analysis as of December 31, 2007.

(3)  Represents per screen sales of the 30 screen theatre.

(4)  Represents month-to-month tenant.

(5)  There are four tenants that occupy approximately 60,500 square feet and pay approximately $1,196,075 in annual base rent.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    26 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                              BLOCK AT ORANGE
--------------------------------------------------------------------------------

THE LOAN. The Block at Orange mortgage loan is secured by a first lien mortgage in a fee interest in an open-air, single-level retail/entertainment regional shopping center containing approximately 759,157 square feet, of which 698,657 square feet is part of the underlying collateral, located in Orange, California.

The $220,000,000 Block at Orange mortgage loan has been split into two equal pari passu A-Notes. The $110,000,000 A-1 Note was securitized in the JPMCC
2007-C1 securitization and the $110,000,000 A-2 Note will be included in the trust.

THE BORROWERS. The related borrowers are Orange City Mills Limited Partnership and Orange City Mills III Limited Partnership, both of which are structured as special purpose entities.

THE SPONSORS. The sponsors for the related mortgage loan are Simon Property
Group, L.P. ("Simon") and Farallon Capital Management, L.L.C. ("Farallon").
Simon (NYSE: "SPG"), an S&P 500 company, is one of the largest publicly traded retail real estate companies in the United States with a total market capitalization in excess of $22 billion as of April 18, 2008. Simon, headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate.
Simon operates from five platforms: regional malls, Premium Outlet Centers, The
Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately
380 properties in the United States containing an aggregate of 258 million square feet of gross leaseable area in North America, Europe and Asia. Simon also has an interest in 50 European shopping centers in France, Italy and
Poland; six Premium Outlet centers in Japan; and one Premium Outlet center in both South Korea and Mexico.

Farallon was founded in March 1986 by Thomas F. Steyer. The firm manages equity capital for institutions and high net worth individuals. Farallon's institutional investors are primarily college endowments and foundations.
Farallon employs approximately 120 people at its headquarters in San Francisco,
California, and is a registered investment advisor with the United States
Securities and Exchange Commission.

THE PROPERTY(1). The mortgaged property is an open-air, single-level retail/entertainment regional shopping center containing approximately 759,157 square feet, of which 698,657 square feet is part of the underlying collateral, situated on an approximately 69.3-acre parcel of land located in Orange,
California. The mortgaged property is located at the northwest corner of
Metropolitan Drive and The City Drive, just north of Highway 22 in the City of
Orange. The City of Orange contains approximately 24 square miles of land area located in the central portion of Orange County and is bordered by Anaheim to the northwest, Tustin to the south, and Villa Park to the northeast. Orange is located approximately 32 miles southeast of Los Angeles, 84 miles north of San
Diego and 436 miles south of San Francisco.

The City of Orange has access to other cities within Orange County as well as outlying areas by way of the region's expanding mass transit networks and
Southern California's freeway system, which include but are not limited to: the
Costa Mesa Freeway (Interstate 55), the Riverside Freeway (State Highway 91),
the Garden Grove Freeway (State Highway 22), the Santa Ana Freeway (Interstate
5) and the Orange Freeway (State Highway 57). Access to the mortgaged property is available via west and eastbound exits from Highway 22 at The City Drive, north and southbound exits from Interstate 5 at Chapman Avenue and one additional southbound exit from Interstate 5 at State College Boulevard.
Overall, access from all sources including freeways, commercial streets, rail, bus and air is considered to be good.

The mortgaged property benefits by its heavily trafficked corner location in close proximity to several office buildings and hotels, as well as its location across the street from the Orange County courts and UCI Medical Center, all of which provide a substantial daytime customer base.

Built in 1998, the mortgaged property is anchored by several nationally recognized tenants including AMC Entertainment, Dave & Buster's, Vans Skate
Park, Steve & Barry's and Off 5th Saks Fifth Avenue Outlet, which on a aggregate level encompass approximately 282,254 square feet or 40.4% percent of the mortgaged property's net rentable area.

The mortgaged property's total sales have grown over the past few years. Total reported sales for year-end 2006 and 2007 were approximately $182,068,000 and
$190,225,000, respectively, which represents a 4.5% increase.

As of December 31, 2007, average sales per square foot for tenants occupying more than 10,000 square feet were $207 per year. Excluding the AMC theatre, the average is $220 per square foot.

As of March 31, 2008, the mortgaged property is 95.7% leased with an overall average rent per square foot of $24.35. The average rent excluding anchor tenants is $29.10 and the average rent for inline tenants is $18.62.

(1)  Sales information reflect information provided by Simon pursuant to the
     Tenant Sales Analysis as of December 31, 2007.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    27 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                BLOCK AT ORANGE
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

AMC Entertainment, Inc. ("AMC") was founded in 1920 and is headquartered in
Kansas City, Missouri, and maintains a "B" credit rating by Fitch. AMC is one of the world's leading theatrical exhibition companies with interests in approximately 360 theatres with 5,140 screens in 30 states and the District of
Columbia and five countries outside the United States (Canada, Mexico, Hong
Kong, France and the United Kingdom). Of the 360 theatres, 89% are located in the United States and Canada. 80% of AMC's United States Screens are in the top
25 markets and 94% are in the top 50 markets. AMC is in 23 of the top 25 United
States markets and is ranked #1 or #2 in box office revenues in 22 of those markets. At an average of 14.6 screens per theatre, AMC has the highest screen per theatre count among the major United States and Canadian exhibitors, which is more than twice the industry average of 6.5. More than 238 million guests attended an AMC theatre in fiscal 2007. AMC currently employs approximately
21,000 full- and part-time associates. The AMC theatre at the mortgaged property has 30 screens with average sales, as reported by Simon, of approximately
$653,533 per screen. AMC occupies approximately 112,830 square feet, or approximately 16.1% of the mortgaged property's net rentable area. AMC's lease expires in 2018.

Dave & Buster's, Inc. ("D&B") was founded in 1982 and is headquartered in
Dallas, Texas, and maintains a "B3" credit rating by Moody's. D&B operates 48 high-volume restaurant/entertainment complexes throughout the United States that offer both food and a fun-filled experience to adults and families. D&B has granted several international licensing agreements for further expansion abroad.
Currently, D&B has active international license agreements for Mexico and the
Middle East. Each D&B offers an impressive selection of high-quality food and beverage items, combined with an extensive array of interactive entertainment attractions such as pocket billiards, shuffleboard, state-of-the-art simulators, virtual reality and traditional carnival-style amusements and games of skill.
D&B occupies approximately 57,974 square feet, or approximately 8.3% of the mortgaged property's net rentable area. Dave & Buster's lease expires in 2018.

Vans Skate Park ("Vans") features 20,000 square feet of an indoor street course with quarter pipes, banks, handrails, boxes, pyramids; the Combi Pool (replica of original skate park located at Upland Pipeline skate park); an outdoor street course made of concrete, featuring handrails, ledges, stairs, manual pads, and an 80 foot wide vertical ramp; pee wee area for beginners; two mini ramps (micro mini ramp is 31/2 feet high and 22 feet wide, full size mini ramp is 6 feet high and 28 feet wide); and arcade games. Vans occupies approximately 42,355 square feet, or approximately 6.1% of the mortgaged property's net rentable area. Vans lease expires in 2008.

THE MARKET(1). The mortgaged property is located in Orange, California. The Los
Angeles-Long Beach-Santa Ana Metropolitan Statistical Area in Southern
California is the largest of the three metropolitan statistical areas within the
Los Angeles Combined Statistical Area ("Los Angeles CSA"). The Los Angeles-Long
Beach-Santa Ana Metropolitan Statistical Area is further divided into two metropolitan divisions - Los Angeles-Long Beach-Glendale and Santa
Ana-Anaheim-Irvine. The Santa Ana-Anaheim-Irvine metropolitan division, which is the metropolitan division the mortgaged property operates within, consists solely of Orange County and encompasses 34 incorporated cities.

In 2007, the State of California had a population of 37,075,982 with an average household income of $76,956. Orange County had a population of 3,051,786 with an average household income of $92,269. The City of Orange had a population of
137,619 with an average household income of $88,113.

The City of Orange's 2007 reported population of 137,619 represents 0.95% annual growth from the 2000 population of 128,821. The population is projected to increase by a compound annual rate of 1.13% between 2007 and 2012.

The City of Orange's 2007 reported average household income of $88,113 per year is less than the Orange County's level of $92,269, but higher than the state level at $76,956. During the period from 2000 to 2007, the city of Orange's household income grew at a pace of 2.5% per year. Average household income is projected to continue growing, but at a slower pace. Between 2007 and 2012, average household income is projected to grow at 2.11% annually.

In 2007, within a 1-, 3-, and 5-mile radius of the mortgaged property the population was 30,381, 286,684 and 806,780 respectively. Within a 1-, 3-, and
5-mile radius the average household income was $62,360, $59,564 and $64,832 respectively.

Orange County's retail market is stable with a positive outlook for the future, which is complimented by market occupancy remaining high and rental growth strong. Marcus & Millichap Real Estate Investment Brokerage Company ranks the local market seventh-best in the nation.

Orange County ranks highest in median household income among the Los Angeles
CSA's counties. Orange County's 2007 estimated median household income was
$69,494. Over the past 10 years, Orange County's 3.8% average annual growth in median household income was one-half of a percent higher then the Top 100 average annual increase of 3.3%. Through 2011, Orange County's median household income is expected to grow an average of 3.2% per year, which is higher than the projected Top 100 average of 3.0%.

Orange County's employment growth since the mid 1990's generally exceeds that of the Top 100 Metros. From 1996 to 2006, total employment in Orange County expanded at an average rate of 2.5% per year, nearly double the 1.5% pace of the
Top 100. Between 2006 and 2011, Orange County's employment growth is projected to equal that of the Top 100, with a projected average annual growth rate of
1.5%.

(1)  Certain information was obtained from the Block at Orange appraisal, dated
     July 5, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underline the related appraisal.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    28 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                BLOCK AT ORANGE
--------------------------------------------------------------------------------

Orange County has historically maintained a lower unemployment rate than the average across the Top 100. During 2006, Orange County's unemployment averaged a low 3.4%, which is lower than the Top 100 unemployment rate of 4.5%. Orange
County unemployment rate is expected to decrease to 3.2% by 2011, roughly 118 basis points below the projection for the Top 100.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates II, LLC, a Delaware limited liability company and an affiliate of the related borrower.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF   SQUARE                              % OF BASE
              LEASES       FEET     % OF GLA    BASE RENT       RENT
 YEAR        EXPIRING    EXPIRING   EXPIRING    EXPIRING      EXPIRING
----------------------------------------------------------------------

VACANT          NAP        29,840      4.3%            NAP       NAP
2008 & MTM       28       159,686     22.9     $ 3,947,362      24.2%
2009             12        44,104      6.3       1,236,841       7.6
2010             14        32,208      4.6       1,174,863       7.2
2011              7        18,029      2.6         611,169       3.8
2012              5        55,507      7.9       1,024,331       6.3
2013              7        35,608      5.1         959,231       5.9
2014              5        79,234     11.3       1,480,533       9.1
2015              8        34,527      4.9         890,495       5.5
2016              5         8,154      1.2         290,640       1.8
2017              1           817      0.1          50,000       0.3
2018              8       192,347     27.5       4,305,949      26.4
AFTER             2         8,596      1.2         313,642       1.9
----------------------------------------------------------------------
TOTAL:          102       698,657    100.0%    $16,285,055     100.0%
----------------------------------------------------------------------

                CUMULATIVE    CUMULATIVE %    CUMULATIVE   CUMULATIVE %
                SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
YEAR              EXPIRING      EXPIRING       EXPIRING      EXPIRING
-----------------------------------------------------------------------

VACANT             29,840          4.3%              NAP       NAP
2008 & MTM        189,526         27.1%      $ 3,947,362      24.2%
2009              233,630         33.4%      $ 5,184,203      31.8%
2010              265,838         38.0%      $ 6,359,066      39.0%
2011              283,867         40.6%      $ 6,970,234      42.8%
2012              339,374         48.6%      $ 7,994,565      49.1%
2013              374,982         53.7%      $ 8,953,796      55.0%
2014              454,216         65.0%      $10,434,329      64.1%
2015              488,743         70.0%      $11,324,824      69.5%
2016              496,897         71.1%      $11,615,464      71.3%
2017              497,714         71.2%      $11,665,464      71.6%
2018              690,061         98.8%      $15,971,413      98.1%
AFTER             698,657        100.0%      $16,285,055     100.0%
-----------------------------------------------------------------------
TOTAL:
-----------------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    29 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                BLOCK AT ORANGE
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF BLOCK AT ORANGE OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    30 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                BLOCK AT ORANGE
--------------------------------------------------------------------------------

                     [SITE PLAN OF BLOCK AT ORANGE OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    31 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                WESTIN PORTFOLIO
--------------------------------------------------------------------------------

            [FOUR (4) PHOTOS OF WESTIN PORTFOLIO PROPERTIES OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    32 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                WESTIN PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $104,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $104,000,000
LOAN NUMBER (% OF POOL BY IPB):         3 (8.8%)
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWERS:                              Transwest Tucson Property, L.L.C.,
                                        Transwest Hilton Head
                                        Property, L.L.C.
SPONSORS(2):                            Michael J. Hanson, Randy G. Dix
ORIGINATION DATE:                       12/05/07
INTEREST RATE:                          6.85900%
INTEREST-ONLY PERIOD:                   36 months
MATURITY DATE:                          01/01/18
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(88),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Soft
ADDITIONAL DEBT:                        $105,000,000/$31,500,000
ADDITIONAL DEBT TYPE(1):                Pari Passu/Senior and Junior
                                        Mezzanine Debt
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL    MONTHLY
                                        -------------------
TAXES:                                  $833,241   $240,419
INSURANCE:                              $251,948   $125,974
CAPEX:                                  $      0   $315,987
ENGINEERING:                            $310,179   $      0
ENVIRONMENTAL:                          $ 35,560   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Hotel -- Full Service
ROOMS:                                  899
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              68.1%
OCCUPANCY DATE:                         02/29/08
HISTORICAL NOI:
   2005:                                $19,394,423
   2006:                                $20,984,414
   2007:                                $20,912,139
UW REVENUES:                            $94,796,166
UW EXPENSES:                            $71,111,713
UW NOI:                                 $23,684,454
UW NET CASH FLOW:                       $19,892,607
APPRAISED VALUE:                        $303,800,000
APPRAISAL DATE:                         10/26/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(3)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                 $232,481
CUT-OFF DATE LTV:                       68.8%
MATURITY DATE LTV:                      63.2%
UW IO DSCR:                             1.37x
UW DSCR:                                1.21x
--------------------------------------------------------------------------------

     THE WESTIN -- LA PALOMA RESORT & SPA HISTORICAL OPERATING STATISTICS(4)

          OCCUPANCY                              ADR                                     REVPAR
-----------------------------   -------------------------------------   -------------------------------------
2006     2007    2008     UW      2006      2007      2008       UW       2006      2007      2008       UW
-------------------------------------------------------------------------------------------------------------

73.0%   73.9%   72.0%   73.6%   $160.04   $160.54   $173.02   $175.00   $116.79   $118.58   $124.61   $128.84

          THE WESTIN -- HILTON HEAD HISTORICAL OPERATING STATISTICS(4)

          OCCUPANCY                             ADR                                     REVPAR
-----------------------------   -------------------------------------   -------------------------------------
2006     2007    2008     UW      2006      2007      2008       UW       2006      2007      2008      UW
-------------------------------------------------------------------------------------------------------------

65.9%   63.3%   63.5%   65.0%   $169.07   $178.07   $182.43   $187.00   $111.50   $112.77   $115.80   $121.55

(1)  The total mortgage loan amount of $240,500,000 is split into two pari passu notes, a $105,000,000 A-1 Note and a $104,000,000 A-2 Note. The A-1 Note
     was securitized in the JPMCC 2007-C1 transaction and the A-2 Note will be included in the trust. The additional $31,500,000 mezzanine debt consists of $21,500,000 senior mezzanine debt and $10,000,000 junior mezzanine debt.

(2)  The sponsors are providing a completion guaranty of the renovations expected to be complete within 24 months at a minimum cost of $10,241,143.

(3)  Information with respect to the Westin Portfolio mortgage loan, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related A-1 Note, which will not be included in the trust fund.

(4)  All historical and 2008 occupancy, ADR and RevPAR numbers presented above reflect trailing 12-month figures from the February 2008 STR report, dated
     March 21, 2008.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    33 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                WESTIN PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Westin Portfolio mortgage loan is secured by a first lien mortgage in a fee simple interest in a 487-room, full-service hotel located in Tucson,
Arizona and a 412-room, full-service hotel located in Hilton Head, South
Carolina.

The total mortgage loan amount of $240,500,000 is split into two pari passu notes, a $105,000,000 A-1 Note and a $104,000,000 A-2 Note. The A-1 Note was
securitized in the JPMCC 2007-C1 securitization and the A-2 Note will be included in the trust. The additional $31,500,000 mezzanine debt consists of
$21,500,000 of senior mezzanine debt and $10,000,000 of junior mezzanine debt.

THE BORROWERS. The borrowers for the Westin Portfolio mortgage loan are
Transwest Tucson Property, L.L.C. (The Westin -- La Paloma Resort & Spa) and
Transwest Hilton Head Property, L.L.C. (The Westin -- Hilton Head), both structured as single purpose entities.

THE SPONSORS. The sponsors for the Westin Portfolio mortgage loan are Michael
J.Hanson and Randy G. Dix, who own 92% and 8%, respectively of NCH/Transwest
Partners, L.L.C. NCH/Transwest Partners, L.L.C. is an Arizona real estate investment firm with diverse real estate holdings including over 600 rooms in full-service hotels, approximately 5,000 multifamily units and approximately
500,000 square feet of commercial space.

PARTIAL RELEASE. Provided that no event of default exists, after the defeasance lockout date, individual Westin Portfolio mortgaged properties may be released from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to: (i) receipt of defeasance collateral in an amount equal to 115% of the allocated loan amount of the individual property to be released and (ii) the debt service coverage ratio of the loan for the individual properties (excluding the individual properties released) must be equal to or greater than the greater of (a) the debt service coverage ratio for the 12 full calendar months immediately preceding the closing date and (b) the debt service coverage ratio for the properties (including the individual property to be released) for the trailing 12 full calendar months as of the date immediately preceding the release of the individual property.

THE PROPERTIES. The Westin Portfolio mortgaged properties consist of two full-service hotels with a combined total of approximately 899 rooms, 108,440 square feet of meeting space, 46 meeting rooms, 20,000 square feet of spa space,
12 restaurants, 10 tennis courts, 27 holes of golf, 9 swimming pools and 903 parking spaces.

The Westin -- La Paloma Resort & Spa ("Westin La Paloma"), built in 1984, is a
487-room, full-service hotel and resort, with a 27 hole golf course designed by
Jack Nicklaus, approximately 60,000 square feet of indoor meeting space, 21,000 square feet of outdoor meeting space, seven restaurants, including award winning
Janos Chef, a 12,500 square feet Elizabeth Arden Spa, six swimming pools, ten tennis courts and a health club spread over approximately 174 acres.

The Westin -- Hilton Head ("Westin Hilton Head"), built in 1985, is a 412-room, full-service hotel and resort, with 28,200 square feet of meeting space, the first Westin Heavenly Spa in the US, which opened in April 2007, three restaurants, two outdoor swimming pools and one indoor swimming pool spread over approximately 17 acres.

WESTIN LA PALOMA:

The mortgaged property is a 487-room Westin Resort Hotel located at the foothills of the Santa Catalina Mountains, approximately 10 miles north of the
Downtown Tucson, Arizona area. The mortgaged property fronts East Sunrise Drive and Via Paloma Road. The site, which measures approximately 174 acres, was built in 1984 and is improved with 27 two- and three-story exterior corridor hotel buildings. Access to the mortgaged property is gained via East Sunrise Drive, which is the primary east/west arterial road in the subject neighborhood.
Regional access to the mortgaged property is provided by Route 77 and Interstate
10, which stretches eastbound from southern California to Downtown Phoenix.
Tucson International Airport is located 17 miles south of the mortgaged property. The neighborhood surrounding the mortgaged property is mostly improved with retail and commercial developments along the main throughways and residential along the side streets. The boundaries of the neighborhood are formed by Ina Road and the National Forest boundary to the north, Salina Canyon
Road and the National Forest Boundary to the east, River Road to the south and
Oracle Road to the west.

WESTIN HILTON HEAD:

The mortgaged property is a 412-room Westin Resort hotel in Beaufort County,
Hilton Head, South Carolina. The mortgaged property is easily accessible from
Grasslawn Avenue and has visibility along the Atlantic Ocean. Access to the mortgaged property is rated good and is similar to other lodging establishments in the immediate area. There is good access to and from the neighborhood due to the proximity to US 278, located approximately one mile from the mortgaged property that also provides access to Interstate 95. The mortgaged property is located in the Port Royal Plantation. Overall, the development of the immediate area is considered to be conducive to the operation of a transient lodging facility.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    34 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                WESTIN PORTFOLIO
--------------------------------------------------------------------------------

THE MARKETS(1),(2). The mortgaged properties are both located in strong lodging markets; Westin La Paloma is located at the foothills of the Santa Catalina
Mountains in Tucson, Arizona and Westin Hilton Head is located on an oceanfront site within Port Royal Plantation in Hilton Head, South Carolina. Westin
Portfolio is characterized as resort type hotels designed to accommodate major segments of the travel industry. Westin La Paloma market segmentation is 66%
groups and 34% transient. Westin Hilton Head market segmentation is 55% groups and 45% transient.

WESTIN LA PALOMA:

The mortgaged property competes mainly with other resort/golf hotels in the
Tucson market. The Tucson/Pima County market contains a total of approximately
15,000 rooms, with the mortgaged property and direct competitors accounting for approximately 2,055 of those rooms. The mortgaged property's main competitive set includes Hilton El Conquistador Tucson, Loews Ventana Canyon Resort, Omni
Tucson National Resort & Spa, and JW Marriott Starr Pass Resort & Spa.

The hotel's competitive set consists of five hotels with 2,055 guest rooms, including the mortgaged property. The competitive set achieved occupancy of
64.1%, ADR of $167.26, and RevPAR of $107.16 for the February 2008 TTM. The
mortgaged property achieved occupancy of 72.0%, ADR of $173.02, and RevPAR of
$124.61 for the February 2008 TTM, resulting in penetration indices of 112.4%,
103.4%, and 116.3%, respectively.

WESTIN HILTON HEAD:

The mortgaged property is located in Hilton Head, Beaufort County, South
Carolina. This lodging market includes a wide array of hotels ranging from limited to full-service hotels to large resort hotels. The Hilton Head/Beaufort
County market contains a total of approximately 5,600 rooms, ranging from older, functionally obsolete properties to resort destinations. Of the approximate
5,600 rooms in the local market, the mortgaged property and its competitors account for approximately 1,588 rooms and are located with direct access to the
Atlantic Ocean. The property's main competitive set includes Hilton Head
Marriott Resort & Spa, Crowne Plaza Hilton Head Island Resort, and Hilton
Oceanfront Resort all located in Hilton Head.

The hotel's competitive set consists of four hotels with 1,588 rooms, including the mortgaged property. The competitive set achieved occupancy of 58.6%, ADR of
$175.75, and RevPar of $102.99 for the February 2008 TTM. The mortgaged property achieved occupancy of 63.5%, ADR of $182.43, and RevPar of $115.80, resulting in penetration indices of 108.3%, 103.8%, and 112.4%, respectively.

PROPERTY MANAGEMENT. The mortgaged properties have been managed by Starwood
Hotels since 1988 on a long term management contract that extends beyond the term of the loan through 2028 for Westin La Paloma and 2019 for Westin Hilton
Head. Starwood Hotels is one of the world's largest hotel and leisure companies that conducts business both directly and through subsidiaries. Starwood Hotel's brand names include Westin Hotels & Resorts, W Hotels, The Luxury Collection, Le
Meridien, Sheraton Hotels & Resorts, Four Points by Sheraton and St. Regis
Hotels & Resorts. As of December 31, 2006, Starwood's hotel portfolio included
871 hotels with approximately 266,000 rooms in about 100 countries.

(1)  Certain information was obtained from the Westin -- La Paloma and Westin --
     Hilton Head property appraisals, dated October 26, 2007. The appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

(2)  All historical occupancy, ADR and RevPAR numbers presented for 2008 above reflect trailing 12-month figures from the February 2008 STR report, dated
     March 21, 2008.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    35 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                                WESTIN PORTFOLIO
--------------------------------------------------------------------------------

        [MAP INDICATING LOCATIONS OF WESTIN PORTFOLIO PROPERTIES OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    36 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    37 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                              THE TUPPER BUILDING
--------------------------------------------------------------------------------

                [FIVE (5) PHOTOS OF THE TUPPER BUILDING OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    38 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                               THE TUPPER BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $43,920,000
CUT-OFF DATE PRINCIPAL BALANCE:         $43,920,000
LOAN NUMBER (% OF POOL BY IPB):         4 (3.7%)
LOAN SELLER:                            PNC Bank
BORROWERS:                              NNN Tupper Building, LLC, NNN
                                        Tupper Building 1, LLC, NNN
                                        Tupper Building 2, LLC, etc.
SPONSOR:                                NNN Realty Advisors, Inc.
ORIGINATION DATE:                       09/05/07
INTEREST RATE:                          6.00000%
INTEREST-ONLY PERIOD:                   60 months
MATURITY DATE:                          10/01/2012
AMORTIZATION TYPE:                      Interest-Only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(26),O(3)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL      MONTHLY
                                        -----------------------
TAXES:                                  $          0   $      0
INSURANCE:                              $          0   $      0
CAPEX:                                  $          0   $1,626(1)
ENGINEERING:                            $1,230,250(2)  $      0
OTHER:                                  $  108,290(3)  $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- Medical
SQUARE FOOTAGE:                         97,559
LOCATION:                               Boston, MA
YEAR BUILT/RENOVATED:                   1924/1983
OCCUPANCY:                              100.0%
OCCUPANCY DATE:                         12/31/07
NUMBER OF TENANTS:                      1
HISTORICAL NOI:
TTM AS OF 11/30/07:                     $3,689,877
UW REVENUES:                            $3,746,069
UW EXPENSES:                            $28,096
UW NOI:                                 $3,717,973
UW NET CASH FLOW:                       $3,698,461
APPRAISED VALUE:                        $55,400,000
APPRAISAL DATE:                         08/28/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $450
CUT-OFF DATE LTV:                       79.3%
MATURITY DATE LTV:                      79.3%
UW DSCR:                                1.38x
--------------------------------------------------------------------------------

                              SIGNIFICANT TENANTS

                                 RATINGS                                                      LEASE
TENANT NAME                   MOODY'S/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   EXPIRATION YEAR
--------------------------------------------------------------------------------------------------------

NEW ENGLAND MEDICAL CENTER                     97,559        100.0%          $37.00            2017

(1)  The borrower is required to deposit $1,626 per month into a CapEx reserve;
     provided that the borrower will not be required to make any payments into the reserve fund if the balance of the reserve equals or exceeds $39,024.

(2)  This amount is not held by or under the control of the lender. It is held by a third-party title company pursuant to an escrow agreement between the borrower, New England Medical Center Hospitals, Inc. (Tenant) and the
     escrow agent.

(3)  At closing, the borrower deposited this amount to fund a portion of the debt service on the mortgage loan through October 2008.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    39 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                              THE TUPPER BUILDING
--------------------------------------------------------------------------------

THE LOAN. The Tupper Building mortgage loan is secured by a first mortgage lien in a fee simple interest in The Tupper Building, a 97,559 square foot,
Office/Medical property built in 1924, renovated in 1983, and located on approximately 0.17 acres of land in downtown Boston, Massachusetts.

THE BORROWERS. The Borrowers are multiple single member Delaware limited liability companies under a syndicated tenant in common structure.

THE SPONSOR. The sponsor of this loan is NNN Realty Advisors Inc., which has substantial real estate experience and currently manages 233 commercial properties totaling over 30 million square feet.

THE PROPERTY. The Tupper Building is located in the Boston central business district office market at 15 Kneeland Street, on the northeastern edge of Tufts
-- New England Medical Center Campus in Boston, Massachusetts. It has access to
Interstate 90 (approximately 1/2 mile south) and Interstate 93 (approximately
1/10 mile east). The Tupper Building is an approximately 97,559 square foot nearly rectangular-shaped building that was constructed in 1924, and completely renovated in 1983. It is a 14-story concrete structure with brick veneer and concrete accented exterior finishes. It is primarily leased for medical laboratory research and office use. Floors 2 through 9 and 11 through 14 consist predominantly of lab space (approximately 80% per floor) with the remaining square footage on each floor devoted to office space. Floor 10 is utilized as supporting office space for administrative functions while the first floor houses the Human Resources Department at Tufts-New England Medical Center. The
basement level consists of approximately 2,527 square feet of rentable area while the remainder of the floors range in size from approximately 4,924 to
6,767 rentable square feet.

SIGNIFICANT TENANTS.

New England Medical Center Hospitals, Inc. ("NEMC") is a not-for-profit, acute care hospital established to provide health care services to patients, primarily in the greater Boston area, but also throughout New England and beyond. NEMC operates a campus facility that includes 1.8 million square feet of space in 17 buildings employing over 4,500 people and located just south of Boston's financial district. This campus is anchored by the 451-bed Floating Hospital for
Children and NEMC is the principal teaching hospital for Tufts University School of Medicine. As such it provides both research and education for physicians and other health care professionals. Consequently, revenue is derived from direct patient care in tandem with research grants and reimbursement from educational activities. For the fiscal year ending September 30, 2007, NEMC's revenue totaled $732,973,000, net income of $54,610,000, total assets of $515,717,000, and total equity of $189,346,000. NEMC also has long-term debt outstanding of
$100,559,000, of which $90,105,000 consist of 2 issues of fixed-rate serial and term revenue bonds issued under the Massachusetts Health and Educational
Facilities Authority.

THE MARKET(1).The Tupper Building is located in the Boston central business district office market. As of year-end 2007, per CoStar Group, this office market had a total inventory of 78,858,576 square feet in 783 buildings, an occupancy of 92.9% with an average rental rate of $36.21 per square foot,
457,198 square feet of net absorption and 966,252 square feet under construction. Additionally, CoStar places the Tupper Building in the Boston
Mid-Town office submarket. As of year-end 2007, per CoStar, this office submarket had a total inventory of 6,388,134 square feet in 64 buildings, an occupancy of 93.8% with an average rental rate of $37.97 per square foot and no new buildings under construction in this submarket.

PROPERTY MANAGEMENT. The property will be managed by Triple Net Properties
Realty, Inc., a wholly owned subsidiary of NNN Realty Advisors Inc., headquartered in Santa Ana, California, with regional offices in several major cities.

(1)  Certain information was obtained from The Tupper Building property appraisal, dated August 28, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    40 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                              THE TUPPER BUILDING
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF TUPPER BUILDING OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    41 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                          STATION CASINOS HEADQUARTERS
--------------------------------------------------------------------------------

            [FOUR (4) PHOTOS OF STATION CASINOS HEADQUARTERS OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    42 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                          STATION CASINOS HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $42,250,000
CUT-OFF DATE PRINCIPAL BALANCE:         $42,250,000
LOAN NUMBER (% OF POOL BY IPB):         5 (3.6%)
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               Cole So Las Vegas NV, LLC
SPONSOR:                                Cole Operating Partnership II, LP
ORIGINATION DATE:                       11/01/07
INTEREST RATE:                          6.52150%
INTEREST-ONLY PERIOD:                   60 months
MATURITY DATE:                          11/01/17
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(86),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Springing
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                     $0        $0
INSURANCE:                                 $0        $0
CAPEX:                                     $0        $0
REQUIRED REPAIRS:                          $0        $0
OTHER:                                     $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- Suburban
SQUARE FOOTAGE:                         138,558
LOCATION:                               Las Vegas, NV
YEAR BUILT:                             2007
OCCUPANCY:                              100.0%
OCCUPANCY DATE:                         04/01/08
NUMBER OF TENANTS:                      1
UW REVENUES(1):                         $4,153,886
UW EXPENSES:                            $129,000
UW NOI:                                 $4,204,887
UW NET CASH FLOW:                       $3,872,473
APPRAISED VALUE:                        $70,000,000
APPRAISAL DATE:                         11/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $305
CUT-OFF DATE LTV:                       60.4%
MATURITY DATE LTV:                      56.8%
UW IO DSCR:                             1.39x
UW DSCR:                                1.21x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                          RATINGS(2)                                                     LEASE
TENANT NAME             MOODY'S/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   EXPIRATION YEAR
--------------------------------------------------------------------------------------------------

STATION CASINOS, INC.       B2/NR        138,558       100.0%         $37.89            2027

(1)  Station Casinos, Inc. currently pays a rental rate of $37.89 per square foot. Rent was underwritten to $30.00 per square foot in order to be more in line with the $31.00 per square foot single tenant market rent for the
     Las Vegas market.

(2)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    43 of 75

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                          STATION CASINOS HEADQUARTERS
--------------------------------------------------------------------------------

THE LOAN. The Station Casinos Headquarters mortgage loan is secured by a first lien mortgage in a fee interest of an approximately 138,558 square foot Class
"A+" office building located in the West/Northwest submarket of Las Vegas,
Nevada.

THE BORROWER. The borrowing entity is Cole So Las Vegas NV, LLC, a special purpose entity controlled by Cole Operating Partnership II, LP. Cole Credit
Property Trust II, Inc. (the "REIT") owns 99.99% interest in Cole Operating
Partnership II, LP and is its general partner. The remaining 0.01% of Cole
Operating Partnership II, LP is held as a limited partnership interest by Cole
REIT Advisors II, LLC, which is the REIT's affiliated advisor. The borrower and the tenant, Station Casinos, Inc., are not affiliated.

THE SPONSOR. The loan sponsor is Cole Operating Partnership II, LP, which is owned and operated by Cole Credit Property Trust II, Inc., a Phoenix-based private REIT formed in 2004 as its general partner, with the remaining 0.01% of
Cole Operating Partnership II, LP held as a limited partnership interest by Cole
REIT Advisors II, LLC, the REIT's affiliated advisor. Cole Credit Property Trust
II, Inc. is a Maryland corporation formed on September 29, 2004, that has elected to be taxed, and currently qualifies as a REIT. It is organized to acquire and operate commercial real estate consisting primarily of freestanding, single-tenant, retail properties net leased to investment grade and other creditworthy tenants located throughout the United States. As of December 31,
2007, Cole Operating Partners Trust II, LP owned approximately 11.3 million square feet of commercial real estate. As of December 31, 2007, these properties were approximately 99.0% leased. As of December 31, 2007, the REIT also owned 69 mortgaged properties of which 26 are single-tenant retail properties, each of which is subject to a net lease. As of December 31, 2007, the REIT reported
$1.97 billion in total assets, $57.5 million in cash and cash equivalents and
$781 million of stockholder equity.

PURCHASE OPTION. Station Casinos, Inc. ("Stations") has a purchase option with respect to the Station Casinos Headquarters. The Stations purchase option will be (a) with respect to an exercise of the Stations purchase option upon the expiration of the fifth year of the lease term (October 2012), the greater of
(i) the sum of (a) $77,000,000 and (b) all prepayment penalties or premiums or defeasance or redemption and other costs related to prepayment of any loan secured by the mortgaged property or any part thereof or (ii) the fair market value of the mortgaged property as of the date the Stations purchase option notice is given, or (b) with respect to an exercise of the Stations purchase option upon the expiration of the tenth year of the lease term (October 2017), the greater of (i) $70,000,000 or (ii) the fair market value of the mortgaged property as of the date the Stations purchase option notice is given. The
Stations purchase option shall be given, if at all, not sooner than 60 days prior to the end of the fifth year of the lease term (October 2012) nor later than 90 days after the end of the fifth year of the lease term (October 2012)
and/or not sooner than 60 days prior to the end of the tenth year of the lease term (October 2017) nor later than 90 days after the end of the tenth year of the lease term (October 2017).

THE PROPERTY. The Station Casinos Headquarters is a Class "A+" three-story suburban office building, which is situated on an approximately 3.09-acre parcel of land and is comprised of approximately 138,558 square feet of office space in
Las Vegas, Clark County, Nevada. Newly constructed in 2007, the mortgaged property is 100.0% leased and occupied by Stations. The mortgaged property is the corporate headquarters for Stations and is well located directly south of the newly constructed Red Rock Casino. The Station Casinos Headquarters features many amenities including: a full size executive kitchen with Sub-Zero and Viking appliances; an executive dining room adjacent to the kitchen, showers and baths in each executive suite on the third floor, biometric palm and thumb readers for access to the building and to each executive suite, a full size exercise room in the basement with full showers, locker room and an on site gym manager;
underground parking garage with an epoxy floor; employee kitchen and dining area, separate elevators to executive floor, separate bar area in executive suites and third floor balcony. The mortgaged property has extensive flat screen televisions and a full speaker system in each executive suite as well as several in the common areas, dining rooms and lobby areas. Materials utilized at the mortgaged property include Italian leather wall coverings in the executive dining room, Italian stucco in the common areas as well as extensive stone and fireplaces in the executive suites. The mortgaged property is located in the northwest portion of the city of Las Vegas within the Summerlin master-planned community, and is considered a suburban location within the greater Las Vegas
Metropolitan Statistical Area. The mortgaged property is located approximately
10 miles west of the Las Vegas Central Business District and approximately 10 miles northwest of the central tourist corridor ("The Strip") of Las Vegas.

Summerlin, an approximately 22,500-acre mixed use master-planned community located on the western edge of Las Vegas, is bound on the west by the Red Rock
Conservation Area, on the north by Cheyenne Avenue, and extends south to Russell
Road. Summerlin has approximately 95,000 residents who live in more than 37,600 homes, townhouses, condominiums and apartments. An estimated 22,000 people work in Summerlin's business parks, retail centers, schools and medical centers.

Primary access to the mortgaged property and surrounding neighborhood is provided by Summerlin Parkway. Summerlin Parkway extends east and merges with US
Highway 95. US Highway 95 continues east six miles where it intersects with
Interstate 15, just north of the Las Vegas Central Business District. The
Summerlin Parkway also interstects with the I-215 Beltway, that encircles the entire metropolitan area. The mortgaged property has frontage along Town Center
Drive, a north/south corridor that extends north to south through the center of the Summerlin development.

The mortgaged property contains three levels of office space and a parking garage with approximately 26 on-site parking spaces and a temporary easement for the greater of (i) three hundred eleven (311) off-site parking spaces, or (ii)
the number of parking spaces required to comply with (a) all applicable zoning requirements and (b) applicable private parking requirements existing on the date hereof with respect to premises in an adjacent parking structure. Stations has a recorded easement for a to-be-built parking garage, which will provide sufficient parking to conform with zoning. The to-be-built parking garage is currently under construction and the temporary parking easement dissolves upon its completion.

Currently, the mortgaged property is 100.0% leased and occupied by Stations.
Station Casinos Headquarters is fully leased at an office space rent of $37.89 per square foot. The Las Vegas market rents are approximately $46.00 per square foot for multi-tenant office buildings and $31.00 per square foot for single tenant office buildings.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    44 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

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                          STATION CASINOS HEADQUARTERS
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

Station Casinos, Inc. ("Stations") was founded in 1976 and until recently was a publicly traded company (NYSE:STN). Stations is one of the largest casino operators in the Las Vegas market with over 13 casinos across the country
(Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe
Station, Red Rock Casino, Fiesta Rancho, Fiesta Henderson, Wild Wild West,
Wildfire, Magic Star, Gold Rush, Lake Mead and Green Valley Ranch Resort). Over
the past three years the company has experienced strong revenue growth and reported net revenues of approximately $1.34 billion and an EBITDA of $534.9 million in 2006. Revenues were reported at $1.108 billion in 2005 and an EBITA of $480.9 million in 2005. Stations was a publicly traded company, but taken private in November 2007. In February 2007, Stations agreed to be acquired by
Fertitta Colony Partners LLC, a private equity investor group, for a reported price of approximately $5.4 billion. The mortgaged property is currently 100.0%
leased and occupied by Stations under a 20-year lease agreement that expires in
October 2027. The current payment is approximately $37.89 per square foot and has annual escalations.

THE MARKET(1). Station Casinos Headquarters is a Class "A+" suburban office building located within the West/Northwest submarket of the Las Vegas office market. The estimated average household income within a 1-, 3-, and 5-mile radius of the mortgaged property was approximately $101,659, $94,966 and
$90,503, respectively for 2007. The population within a 1-, 3-, and 5-mile radius of the mortgaged property was approximately 13,370, 86,223 and 222,743, respectively for 2007.

The Las Vegas market consists of approximately 968 office buildings containing approximately 29,527,000 square feet of office space, has a 15.5% vacancy rate and was expected to have approximately 2,137,000 square feet of new construction with approximately 885,000 square feet of net absorption as of the fourth quarter 2007.

The West/Northwest submarket consists of approximately 292 office buildings containing approximately 7,445,000 square feet of office space, has an approximate 16.0% vacancy rate and was expected to have approximately 424,000 square feet of new construction with approximately 121,000 square feet of net absorption as of the fourth quarter 2007.

PROPERTY MANAGEMENT. The mortgaged property is managed by the sponsor's management firm, Cole Realty Advisors, Inc., an affiliate of the related borrower. As of December 31, 2007, Cole Realty Advisors, Inc. managed 11.3 million square feet of commercial real estate located in 43 states and the U.S.
Virgin Islands, of which 75% is freestanding single-tenant retail, 21% is freestanding single-tenant commercial properties and 4% is multi-tenant retail properties.

(1)  Certain information was obtained from the Station Casinos Headquarters appraisal, dated November 1, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    45 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                          STATION CASINOS HEADQUARTERS
--------------------------------------------------------------------------------

       [MAP INDICATING LOCATION OF STATION CASINOS HEADQUARTERS OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    46 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2008-C2

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    47 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                            333 ELLIOTT AVENUE WEST
--------------------------------------------------------------------------------

                   [PHOTO OF 333 ELLIOTT AVENUE WEST OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    48 of 75

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--------------------------------------------------------------------------------
                            333 ELLIOTT AVENUE WEST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $42,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $42,000,000
LOAN NUMBER (% OF POOL BY IPB):         6 (3.6%)
LOAN SELLER:                            CIBC Inc.
BORROWER:                               Selig Real Estate Holdings
                                        XXV, L.L.C.
SPONSOR:                                Martin Selig
ORIGINATION DATE:                       04/18/08
INTEREST RATE:                          6.01000%
INTEREST-ONLY PERIOD:                   109 months
MATURITY DATE:                          05/01/17
AMORTIZATION TYPE:                      Interest-Only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(80),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Springing
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE(1):                Permitted Mezzanine Debt
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL      MONTHLY
                                        -----------------------
TAXES:                                  $   15,210   $    7,605
INSURANCE:                              $   39,829   $    1,466
CAPEX:                                  $        0   $    1,175
ENVIRONMENTAL:                          $  100,000   $        0
OTHER(A)(2):                            $3,651,876   $        0
OTHER(B)(3),(4),(5):                    $        0    Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- CBD
SQUARE FOOTAGE:                         137,201
LOCATION:                               Seattle, WA
YEAR BUILT:                             2008
OCCUPANCY(6):                           100.0%
OCCUPANCY DATE:                         04/01/08
NUMBER OF TENANTS:                      1
HISTORICAL NOI:
UW REVENUES:                            $5,292,770
UW EXPENSES:                            $1,311,807
UW NOI:                                 $3,980,963
UW NET CASH FLOW:                       $3,799,857
APPRAISED VALUE:                        $59,600,000
APPRAISAL DATE:                         01/01/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $306
CUT-OFF DATE LTV:                       70.5%
MATURITY DATE LTV:                      70.5%
UW DSCR:                                1.48x(6),(7)
--------------------------------------------------------------------------------

                              SIGNIFICANT TENANTS

                          RATINGS                   % OF       BASE      LEASE EXPIRATION
TENANT NAME           MOODY'S/FITCH  TOTAL SF(6)  TOTAL SF  RENT PSF(7)        YEAR
-----------------------------------------------------------------------------------------

F5 NETWORKS, INC.(8)                   137,201     100.0%     $29.50          2018

(1)  Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the combined loan-to-value ratio of the mortgage loan and the mezzanine loan for the property does not exceed 85%, (ii) the combined debt service coverage ratio of the mortgage loan and the mezzanine loan is equal to or greater than 1.10x, (iii) the mortgage lender and mezzanine lender entering into a satisfactory intercreditor agreement and
     (iv) the mortgagee has received confirmation from the rating agencies that the mezzanine financing will not result in the qualification, downgrade, or withdrawal of the ratings assigned to the Certificates.

(2)  Represents escrows for the following expenses: (i) $2,922,515 for outstanding and committed allowance for tenant improvements; (ii) $512,000 for construction completion costs; and (iii) $217,361 rent holdback representing one month rent and debt service to be released after June 1,
     2008 upon evidence that the Tenant has commenced paying rent. The rent commencement date is May 7, 2008.

(3)  F5 Networks, Inc. (the "Tenant"), has a one-time right to cancel and terminate its lease in the fifth year of its lease term based upon the following conditions: i) Tenant has vacated its offices at 401 Elliott
     Avenue, and ii) by giving the landlord no less than 12 months prior written notice and paying the "Early Termination Fee" (as defined in the related lease). Upon such a termination, the borrower shall deposit the greater of
     $3,000,000 and the Early Termination Fee into a leasing reserve. Should the
     Tenant exercise its right to terminate its lease, then one year after the anniversary of the termination option, the borrower and related guarantor are required to deposit with lender either cash or an acceptable letter of credit equal to the difference between the loan amount based upon a 1.20x
     UW DSCR based on leases in place and the outstanding loan amount.

(4)  All excess cash flow (as defined in the Mortgage) will be deposited into, and held in, a leasing reserve 18 months prior to the end of the Tenant's initial lease term. If the aggregate amount of excess cash flow in the leasing reserve after five months is less than $1,000,000, then the borrower is required to deposit additional cash or post an acceptable letter of credit to increase the total on deposit to $1,000,000. If, on or before the date that is one year prior to the end of the Tenant's initial lease term, the Tenant has exercised its renewal option, provided no default is continuing, all sums held in this reserve will be disbursed to the borrower. If the Tenant does not exercise its renewal option, then the borrower is required to either deposit cash or post an acceptable letter of credit in an amount so that the reserve equals $3,300,000 at least one month prior to the maturity date of the loan.

(5)  A rent abatement reserve will be established with deposits of 1/11th of the then current monthly rent due under the Tenant's lease. Deposits shall be made on each payment date occurring between i) the 1st and 23rd months
     (excluding the 12th month), ii) the 37th and 47th months and, if applicable
     iii) the 61st and 71st months of the Tenant's lease. Funds from the reserve will be released in accordance with the related loan documents on the payment date occurring during the 12th, 24th, 48th and, if applicable, the
     72nd month of the Tenant's lease.

(6)  Per the Tenant's lease, the Tenant has the option to designate up to 20,000 square feet as Space Pocket Area (as defined in the related lease). For 18 months immediately following the rent commencement date, so long as the
     Space Pocket Area remains unoccupied by the Tenant, the Tenant shall not pay rent on the Space Pocket Area. The UW DSCR is 1.37x excluding rent from the Space Pocket Area.

(7)  Base rent per square foot represents the average rent over the term of the
     Tenant's lease. Base rent per square foot during the first year of the lease is $25.00 per square foot with $1.00 per square foot increases each anniversary of the rent commencement date. The UW DSCR is 1.26x based upon
     $25.00 per square foot.

(8)  The Tenant subleases 57,331 square feet of its space at the mortgaged property (the "Sublease Space") to Big Fish Games, Inc., pursuant to a sublease with a three year term (the "Initial Sublease Term") and one two-year extension option, which is subject to the Tenant's right to recapture the space after the Initial Sublease Term. One-half of the maximum Space Pocket Area (See note 6) is allocated to Big Fish Games, Inc.
     under its sublease. The base rental rate on the Sublease Space is currently
     $33.50 per square foot per year with $1.00 per square foot annual increases.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    49 of 75

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                            333 ELLIOTT AVENUE WEST
--------------------------------------------------------------------------------

THE LOAN. The 333 Elliott Avenue West loan is secured by a first lien mortgage in a fee interest in an approximately 137,201 square foot office building located in Seattle, Washington.

THE BORROWER. The borrowing entity, Selig Real Estate Holdings XXV, L.L.C., is a special purpose entity that is 100% owned by Martin Selig. Through his firm,
Martin Selig Real Estate, Mr. Selig owns a portfolio of over 2.5 million square feet in Seattle, Washington and is in the process of developing five new properties for both commercial and residential use. In addition, Mr. Selig owns
14 parking lots encompassing 654 acres. In all, the estimated value of his portfolio is $1.1 billion as of December 31, 2007.

THE PROPERTY(1). The 333 Elliott Avenue West mortgaged property is a newly constructed five story Class "A" office building containing approximately
137,201 square feet of space situated on 1.17 acres of land in Seattle,
Washington. The mortgaged property features 143 parking spaces both in a below-grade parking garage and on an open surface lot.

333 Elliott Avenue West is located in the Seattle Downtown Central Business
District within the central portion of the central business district's financial district. 333 Elliott Avenue West is in a location providing convenient access to the financial center, the Puget Sound Central Waterfront, and retail in and around the central business district. The mortgaged property's neighborhood is considered to be 100% built-out. Surrounding the property to the North, South and East are other office properties and to the immediate West are Myrtle
Edwards Park, the Port of Seattle Marine Terminal and Elliott Bay.

Primary north and south access is provided by 4th, 5th and 6th Streets, while
Union, Pike, Pine and Steward Streets provide primary east and west access.
Regional access is provided by the I-5 Freeway, which is situated approximately five blocks to the east of the mortgaged property. Public transportation consists of bus service within the central business district and to the outlying areas, as well as trolley service within the downtown core.

SIGNIFICANT TENANTS.

F5 Networks, Inc. (NasdaqGS: FFIV) is a global provider of software and hardware products and services that help companies efficiently and securely manage their internet traffic. F5 Networks, Inc.'s products enhance the delivery, optimization and security of application traffic on internet-based networks.
They market and sell their products through direct and indirect sales channels in the Americas (primarily the United States) Europe, the Middle East, Africa,
Japan and the Asia Pacific region. Customers (Fortune 1000 or Business Week
Global 1000 companies) in financial services, transportation, government and telecommunications industries make up the largest percentage of their customer base. The company was founded in 1996 and had its initial public offering in
1999. F5 Networks, Inc.'s corporate headquarters is located adjacent to the mortgaged property at 401 Elliott Avenue West. Including the mortgaged property,
F5 Networks, Inc. will have a corporate campus encompassing four buildings along the Elliott Bay waterfront at 333, 351, 401 and 501 Elliott Avenue West.

For the period ending December 31, 2007, F5 Networks, Inc. had total assets of
$992 million, $0 of long-term debt and total liabilities of $182 million. F5
Networks, Inc. reported its 20th consecutive quarter of sequential revenue growth with $154.2 million in total revenues for the quarter ended December
31st, 2007 (F5 Networks, Inc. first fiscal quarter of 2008). This is an increase of 6% and 28% over the prior quarter and the first quarter of fiscal 2007, respectively. Net Income increased 38% to $17.8 million as compared to the prior quarter ($12.9 million). For the full fiscal year (ending September 30, 2007),
F5 Networks, Inc. announced revenues of $525.7 million, up 33% from $394.0 million the prior year. Net income for 2007 was $77.0 million compared to $66.0 million the prior year. As of April 10, 2008, F5 Networks, Inc. had a market capitalization of approximately $1.65 billion.

THE MARKET(1),(2). 333 Elliott Avenue West is located in the Downtown Central
Business District within the greater Seattle office market. The Seattle office market contains approximately 71,081,000 square feet, with approximately 43% of the space constructed since 1980 and 19% constructed since 1999. The overall
2007 vacancy rate for this wider office market is 9.0%. Class "A" space totals approximately 39,029,000 square feet with an average vacancy rate of 8.3% and average asking rents of $34.13 per square foot for 2007.

333 Elliott Avenue West is located in the Central Seattle submarket, which had an office inventory as of year-end 2007 of 33,662,000 square feet and is the largest of the five metro Seattle office sub-markets. Total Class "A" inventory in the Central Seattle submarket was approximately 22,403,000 square feet as of year-end 2007 with average asking rents of approximately $36.06 per square foot.
The Class "A" submarket market exhibited a vacancy rate of 7.4%, its sixth consecutive year of declining vacancy, and a positive 420,000 square feet of net absorption in 2007.

PROPERTY MANAGEMENT. The mortgaged property is managed by Martin Selig Real
Estate, an affiliate of the borrower.

(1)  Certain information was obtained from the 333 Elliott Avenue West appraisal, dated January 1, 2008. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

(2)  Certain information was obtained from the REIS Office Asset Advisor, dated
     January 17, 2008.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    50 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                             333 ELLIOTT AVENUE WEST
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF 333 ELLIOTT AVENUE WEST OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    51 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                           COURT AT UPPER PROVIDENCE
--------------------------------------------------------------------------------

             [FIVE (5) PHOTOS OF COURT AT UPPER PROVIDENCE OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    52 of 75

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                           COURT AT UPPER PROVIDENCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                $38,812,000
CUT-OFF DATE PRINCIPAL BALANCE:            $38,812,000
LOAN NUMBER (% OF POOL BY IPB):            7 (3.3)%
LOAN SELLER:                               PNC Bank
BORROWER:                                  Providence Ridge Associates, LP
SPONSORS:                                  Peter C. Abrams, Joseph R. Gambone,
                                           Jr., Fred R. Levin
ORIGINATION DATE:                          11/20/07
INTEREST RATE:                             6.68000%
INTEREST-ONLY PERIOD:                      24 months
MATURITY DATE:                             12/01/17
AMORTIZATION TYPE:                         Balloon
ORIGINAL AMORTIZATION:                     360 months
REMAINING AMORTIZATION:                    360 months
CALL PROTECTION:                           L(31),Def(81),O(3)
CROSS-COLLATERALIZATION:                   No
LOCK BOX:                                  Springing
ADDITIONAL DEBT:                           No
ADDITIONAL DEBT TYPE(1):                   Permitted Mezzanine Debt
LOAN PURPOSE:                              Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL       MONTHLY
                                           -----------------------
TAXES:                                     $298,842      $34,354
INSURANCE:                                 $ 51,457      $ 5,717
CAP EX                                     $      0      $ 2,412(2)
TI/LC:                                     $200,413(3)   $ 2,917(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
TITLE:                                     Fee/Leasehold
PROPERTY TYPE:                             Retail -- Anchored
SQUARE FOOTAGE:                            196,420
LOCATION:                                  Royersford, PA
YEAR BUILT:                                2006
OCCUPANCY:                                 99.3%
OCCUPANCY DATE:                            11/02/07
NUMBER OF TENANTS:                         18
HISTORICAL NOI:
TTM AS OF 09/20/07                         $1,698,131
UW REVENUES:                               $4,579,725
UW EXPENSES:                               $918,251
UW NOI(5):                                 $3,661,474
UW NET CASH FLOW:                          $3,513,798
APPRAISED VALUE:                           $51,500,000
APPRAISAL DATE:                            02/01/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                      $198
CUT-OFF DATE LTV:                          75.4%
MATURITY DATE LTV:                         67.8%
UW IO DSCR(6):                             1.34x
UW DSCR(6):                                1.17x
--------------------------------------------------------------------------------

(1)  The borrower may obtain mezzanine financing provided the loan-to-value ratio shall not exceed 85% based upon the aggregate outstanding balance of the mezzanine loans and the mortgage loan and an "as-is" appraisal value.

(2)  The borrower is required to deposit $2,412 per month into a CapEx reserve;
     provided that the borrower will not be required to make any payments into the reserve fund if the balance of the reserve equals or exceeds $86,814.

(3)  These amounts are related to specific obligations of the borrower with respect to specific tenants of the mortgaged property.

(4)  Commencing with the monthly loan payment due on January 1, 2013, the borrower is required to deposit $2,917 per month into a TI/LC reserve;
     provided that the borrower will not be required to make any payments into the reserve fund if the balance of the reserve equals or exceeds $175,000
     (excluding the initial TI/LC deposits).

(5)  The difference in the UW NOI and the historical NOI is largely due to the fact that the subject was under construction for most of 2007. As buildings were completed, tenants took occupancy. The two largest tenants, Giant
     Foods and A.C. Moore, and the pad lease tenant, PNC Bank, opened in October of 2006. The remaining tenants, including four of the six anchors and all of the in-line tenants, took occupancy between July 14, 2007 and February
     1, 2008.

(6)  The UW DCSR was calculated using average rents over 10-year loan term for all anchors.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    53 of 75

 STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2008-C2

--------------------------------------------------------------------------------
                            COURT AT UPPER PROVIDENCE
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                 RATINGS(1)                % OF OWNED   ANNUAL BASE     BASE         LEASE
TENANT NAME                    MOODY'S/FITCH    TOTAL SF       SF          RENT       RENT PSF   EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------

ANCHORS
GIANT                             Baa3/BB+        72,542      36.9%      $1,373,220    $18.93         2026
ROSS                                              29,908      15.2          403,758    $13.50         2017
A.C. MOORE                                        21,500      10.9          338,625    $15.75         2016
STAPLES                          Baa2/BBB+        20,380      10.4          285,320    $14.00         2022
PETCO                                             15,990       8.1          287,820    $18.00         2017
                                                 -------      ----       ----------    ------
SUBTOTAL/WEIGHTED AVERAGE:                       160,320      81.6%      $2,688,743    $16.77

TOP 10 TENANTS
FAMOUS FOOTWEAR                                    6,900       3.5%      $  127,305    $18.45         2017
MATTRESS GIANT                                     4,000       2.0           92,000    $23.00         2014
ROMP-N-ROLL                                        3,626       1.8           79,764    $22.00         2012
PAYLESS SHOES                                      3,625       1.8          101,500    $28.00         2013
VERIZON WIRELESS                   A3/A+           2,954       1.5          112,252    $38.00         2014
CALIFORNIA TORTILLA                                2,500       1.3           87,500    $35.00         2017
BLUE RIBBON CLEANERS                               1,845       0.9           46,125    $25.00         2018
QUIZNOS                                            1,800       0.9           46,800    $26.00         2017
GAME STOP                                          1,600       0.8           38,400    $24.00         2012
SPA #1 NAILS                                       1,600       0.8           41,600    $26.00         2012
                                                 -------      ----       ----------    ------
SUBTOTAL/WEIGHTED AVERAGE:                        30,450      15.5%      $  773,246    $25.39
REMAINING INLINE SPACE                             4,250       2.2%      $  107,500    $25.29
                                                 -------      ----       ----------    ------
VACANT SQUARE FEET:                                1,400       0.7%             NAP
TOTAL CENTER GLA:                                196,420                 $3,569,489

(1)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    54 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                           COURT AT UPPER PROVIDENCE
--------------------------------------------------------------------------------

THE LOAN. The Court at Upper Providence loan is secured by a first mortgage lien in a fee simple interest in an approximately 196,420 square foot, grocery-anchored community shopping center built in 2006, and located on 28.606 acres of land in a northwestern suburb of Philadelphia. It is also secured by a mortgage lien over the borrower's leasehold interest in a separate parcel used as a detention basin. The holder of a prior lien encumbering the fee interest in such detention basin parcel has delivered a nondisturbance agreement to the lender of the Court at Providence Loan.

THE BORROWER. The borrower is Providence Ridge Associates, LP, a Pennsylvania limited partnership. It was formed in March of 2004 to develop and own the subject property. The two 1% general partners of the borrower are Providence
Ridge Associates, Inc. and Highland Providence Ridge, Inc., both Pennsylvania corporations.

THE SPONSORS. The principal in Providence Ridge Associates, Inc. is Joseph R.
Gambone Jr., through various trusts. The principals in Highland Providence
Ridge, Inc. are Peter C. Abrams and Fred R. Levin.

THE PROPERTY. The Court at Upper Providence is a community shopping center located at 1814-1844 East Ridge Pike in Royersford, Montgomery County, PA, a
northwestern suburb of Philadelphia. It is located on the south side of Township
Line Road, about a mile east of its intersection with U.S. Highway 422 (422
Expressway), a four-lane, limited-access freeway.

The mortgaged property consists of four separate multi-tenant retail buildings containing approximately 196,420 square feet and a pad site at 1820 Ridge Pike developed with a 3,060 square foot branch bank facility. The four multi-tenant retail buildings are Building A at 1824 Ridge Pike, leased to Giant Foods
(72,542 square feet) and A.C. Moore Arts & Crafts (21,500 square feet); Building
B, a six-unit, 80,804 square foot building at 1844 Ridge Pike with tenants that include anchors Ross Dress For Less (29,908 square feet), Famous Footwear (6,900 square feet), PETCO (15,990 square feet) and Staples (20,380 square feet);
Building D, a 13,979 square foot 6-unit building at 1836 Ridge Pike, and
Building F, a 5-unit 7,595 square foot building at 1814 Ridge Pike. These buildings were constructed on poured-in-place concrete pads with steel frames and masonry block walls, the exterior facades a mix of brick, stone and stucco with painted metal awnings and roof accents. The mortgaged property also includes the borrower's leasehold interest in a separate parcel utilized for a detention basin pursuant to a 99-year ground lease dated April 21, 2005.

SIGNIFICANT TENANTS.

Giant (Giant-Carlisle) leases approximately 72,542 square feet (36.9%) under a
20-year lease signed in October of 2006. The lease is guaranteed by Giant's parent company Koninklijke Ahold N.V. (Royal Ahold), the international food provider based in the Netherlands. The lease includes eight 5-year renewal options.

Ross (NASDAQ: ROST) leases approximately 29,908 square feet (15.2%) under a
10-year lease that commenced in November of 2007. Ross took occupancy of its space in early September of 2006 and was to open the store in October. The lease contains four 5-year renewal options. Headquartered in Pleasanton, CA, Ross is the nation's second largest off-price retailer.

A.C. Moore (NASDAQ: ACMR) leases approximately 21,500 square feet (10.9%) under a 10-year lease signed in October of 2006. The lease includes three 5-year renewal options. A.C. Moore is a rapidly growing retailer of traditional and contemporary arts, crafts and floral merchandise.

THE MARKET(1). The Court at Upper Providence is located in Royersford,
Montgomery County, PA, part of the metropolitan Philadelphia retail market.
According to the Cushman & Wakefield National Retail Report for 2007, the
Philadelphia retail market continues to provide steady performance with moderate rental rate growth and development expansion. Vacancy rates have not left the single digits in the past 15 years and have declined steadily over the past four years to a current rate of just under 7%. Royersford is part of the West
Montgomery County retail submarket, an area defined by CoStar Group as having
1,920,000 million square feet of retail space, with mid-year 2007 occupancy reported to be 86.1%.

PROPERTY MANAGEMENT. The mortgaged property is managed by Highland Development
Corporation, which is an affiliate of two principals of the Borrower, Peter C.
Abrams and Fred R. Levin. The company currently manages nine retail and retail/office properties developed and/or renovated by Messrs. Abrams and Levin, with a total net rentable area of 1,131,500 square feet. Leasing is currently being handled by Gambone Management Company, an affiliate of another principal of the borrower, Joseph R. Gambone, Jr.

(1)  Certain information was obtained from the Court at Upper Providence appraisal, dated February 1, 2008. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    55 of 75

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                            COURT AT UPPER PROVIDENCE
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

               NUMBER OF    SQUARE                            % OF BASE
                LEASES       FEET     % OF GLA    BASE RENT      RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING
-----------------------------------------------------------------------

VACANT           NAP         1,400       0.7%           NAP      NAP
2008 & MTM         0             0       0.0     $        0      0.0%
2009               0             0       0.0              0      0.0
2010               0             0       0.0              0      0.0
2011               0             0       0.0              0      0.0
2012               5         9,576       4.9        229,764      6.4
2013               1         3,625       1.8        101,500      2.8
2014               2         6,954       3.5        204,252      5.7
2015               1         1,500       0.8         37,500      1.1
2016               1        21,500      10.9        338,625      9.5
2017               5        57,098      29.1        953,183     26.7
2018               1         1,845       0.9         46,125      1.3
AFTER              2        92,922      47.3      1,658,540     46.5
-----------------------------------------------------------------------
TOTAL:            18       196,420     100.0%    $3,569,489    100.0%
-----------------------------------------------------------------------

               CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
              SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
   YEAR         EXPIRING      EXPIRING       EXPIRING      EXPIRING
----------------------------------------------------------------------

VACANT            1,400         0.7%               NAP        NAP
2008 & MTM        1,400         0.7%        $        0        0.0%
2009              1,400         0.7%        $        0        0.0%
2010              1,400         0.7%        $        0        0.0%
2011              1,400         0.7%        $        0        0.0%
2012             10,976         5.6%        $  229,764        6.4%
2013             14,601         7.4%        $  331,264        9.3%
2014             21,155        11.0%        $  535,516       15.0%
2015             23,055        11.7%        $  573,016       16.1%
2016             44,555        22.7%        $  911,641       25.5%
2017            101,653        51.8%        $1,864,824       52.2%
2018            103,498        52.7%        $1,910,949       53.5%
AFTER           196,420       100.0%        $3,569,489      100.0%
----------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    56 of 75

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--------------------------------------------------------------------------------
                            COURT AT UPPER PROVIDENCE
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF COURT AT UPPER PROVIDENCE OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    57 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                            COURT AT UPPER PROVIDENCE
--------------------------------------------------------------------------------

                [SITE PLAN OF COURT AT UPPER PROVIDENCE OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    58 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    59 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                   HILTON GARDEN INN PHILADELPHIA CENTER CITY
--------------------------------------------------------------------------------

     [TWO (2) PHOTOS OF HILTON GARDEN INN PHILADELPHIA CENTER CITY OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    60 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                   HILTON GARDEN INN PHILADELPHIA CENTER CITY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $38,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $38,000,000
LOAN NUMBER (% OF POOL BY IPB):         8 (3.2%)
LOAN SELLER:                            CIBC Inc.
BORROWER:                               Philadelphia HGI Associates, L.P.
SPONSOR:                                Kenneth K. Kochenour
ORIGINATION DATE:                       12/06/07
INTEREST RATE:                          7.27000%
INTEREST-ONLY PERIOD:                   24 months
MATURITY DATE:                          01/01/18
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(90),O(2)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Springing
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL    MONTHLY
                                        --------------------
TAXES:                                  $523,106   $  40,470
INSURANCE:                              $115,346   $  10,043
FF&E(1):                                $ 49,052   $  49,052
OTHER(2):                               $      0   Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE(3)                                Leasehold
PROPERTY TYPE:                          Hotel -- Full Service
ROOMS:                                  279
LOCATION:                               Philadelphia, PA
YEAR BUILT:                             2000
OCCUPANCY(4):                           86.1%
OCCUPANCY DATE:                         02/29/08
HISTORICAL NOI:
   2005:                                $2,794,933
   2006:                                $4,034,794
   2007:                                $4,716,580
UW REVENUES:                            $14,466,595
UW EXPENSES:                            $9,848,208
UW NOI:                                 $4,618,387
UW NET CASH FLOW:                       $4,039,724
APPRAISED VALUE:                        $52,000,000
APPRAISAL DATE:                         09/19/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                 $136,201
CUT-OFF DATE LTV:                       73.1%
MATURITY DATE LTV:                      66.5%
UW IO DSCR:                             1.44x
UW DSCR:                                1.30x
--------------------------------------------------------------------------------

                   PROPERTY HISTORICAL OPERATING STATISTICS(5)

         OCCUPANCY                              ADR                                    REVPAR
-----------------------------   -------------------------------------   ------------------------------------
2006     2007    2008     UW      2006      2007      2008       UW      2006     2007       2008       UW
------------------------------------------------------------------------------------------------------------

78.5%   80.6%   86.1%   84.0%   $126.71   $139.95   $151.04   $150.25   $99.50   $112.74   $130.06   $126.21

(1)  The borrower is required to deposit 1/12th of 4.0% of gross revenues into the FF&E Reserve on a monthly basis, which monthly amount will be reset on
     May 1 of each succeeding year.

(2)  Upon the occurrence of an event of default or should the loan produce a
     DSCR of less than 1.20x for two consecutive quarters, the mortgagee will sweep all excess cash flow until the mortgaged property achieves a 1.25x UW
     DSCR for two consecutive quarters. The DSCR will be monitored quarterly and based on trailing 12 month operating history.

(3)  The mortgaged property was developed on land subject to a lease (the
     "Ground Lease") with the Redevelopment Authority of the City of
     Philadelphia (the "RDA") expiring in March 2087. Furthermore, the mortgaged property is subject to an air rights lease (the "Air Rights Lease") with the RDA expiring in March 2087. The hotel's lobby is located on the ground floor (subject to the Ground Lease) and the hotel guest rooms are located on floors seven through ten (subject to the Air Rights Lease). On floors two through six of the building is a parking garage subject to a lease with
     RDA as landlord and Parametric Garage Associates, Inc. ("Parametric"), as
     tenant. This leasehold interest is not part of the collateral, however, the mortgaged property benefits from a reciprocal easement agreement between the borrower and Parametric for the unrestricted use of the parking garage.

(4)  Occupancy represents the mortgaged property's average occupancy over the trailing 12-month period ending on the Occupancy Date.

(5)  All historical and 2008 occupancy, ADR and RevPAR numbers presented above reflect trailing 12-month figures from the February 2008 STR report, dated
     March 21, 2008.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    61 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                   HILTON GARDEN INN PHILADELPHIA CENTER CITY
--------------------------------------------------------------------------------

THE LOAN. The Hilton Garden Inn Philadelphia Center City loan is secured by a first lien mortgage in a leasehold interest in a 279-room, full-service hotel located in Philadelphia, Pennsylvania.

THE BORROWER. The borrower is Philadelphia HGI Associates, L.P., which is structured as a single purpose entity and is owned by 35 individual limited partners and its general partner (PHIG, Inc.). Of the limited partners, none control more than 10% of the borrower and the two largest limited partners (10%
each) are GF Management, Inc. (controlled by Ira Lubert and Kenneth K.
Kochenour) and Garden Properties, Inc. (controlled by Gabriela Boeman and Marcia
Gleich). PHIG, Inc., the general partner, is 51% controlled by Ira Lubert and
49% controlled by Sam Switzenbaum.

THE SPONSOR. Kenneth Kochenour is a founder and Chief Executive Officer of GF
Management. He has more than 20 years of experience in owning and operating various hotel and resort facilities. GF Management operates hotels under the various flags associated with Hilton, Six Continents, Marriott, Starwood,
Radisson, U.S.F.S., Cendant and Choice, as well as independent properties. Their portfolio consists of 32 owned or managed hotels located throughout the U.S.

THE PROPERTY(1),(2). The Hilton Garden Inn Philadelphia Center City is a
full-service hotel with 279 rooms constructed in 2000. The guest rooms consist of 53 king rooms, 108 double/double rooms, 114 studio suites, three one-bedroom suites and one presidential suite. In addition to the guest rooms, the hotel contains approximately 2,960 square feet of meeting space, a 96-seat restaurant, an indoor swimming pool, an exercise room, a business center and a guest laundry room. The Hilton Garden Inn Philadelphia Center City's guestrooms received new soft goods and wall decor and the lobby received new furniture in 2007. The hotel's restaurant and meeting space were renovated in 2007 and 2006, respectively.

The Hilton Garden Inn Philadelphia Center City is located adjacent to the
Philadelphia Convention Center within the Convention Center district of
Philadelphia. The Philadelphia Convention Center currently consists of approximately 610,000 square feet of function space covering six city blocks.
The convention center is currently undergoing a major expansion, and once complete, the facility will have approximately one million square feet of saleable space, including 541,000 square feet of contiguous exhibit space and a
60,000 square foot ballroom. Other adjacent uses include the Reading Terminal
Market (home to more than 80 merchants with 100,000 visitors each week), the
Greyhound Bus Station and Aramark Tower (a 32-story 620,000 square foot office building which serves as Aramark Corporation's headquarters).

Based on the trailing-12 month period ending February 29, 2008, the mortgaged property achieved an occupancy, ADR and RevPAR penetration of 109.6%, 106.7% and
117.0%, respectively. The mortgaged property's market demand is segmented into commercial (55%), meeting and group (30%) and leisure (15%).

The mortgaged property operates under a long-term, 20-year franchise agreement expiring May 11, 2020 with HLT Existing Franchise Holdings, LLC, a division of
Hilton Hotels Corporation Inc.

THE MARKET(1),(2) The Hilton Garden Inn Philadelphia Center City is located in
Philadelphia, Pennsylvania. Primary regional access through the hotel's area is provided by Interstate 95 (providing access to New York to the northeast and
Baltimore to the southwest) and Interstate 76 (providing access to Harrisburg and Pittsburgh to the west). The hotel is also served by the Philadelphia
International Airport (32,211,439 passengers in 2007) approximately seven miles southwest. Philadelphia is the fifth-most populous city in the United States with corporate presence including, Verizon, IBM, GlaxoSmithKline and Aramark, among others. The market also benefits from a variety of tourist attractions of historical interest, including, Independence Hall and the related buildings comprising Independence Park, the Liberty Bell and the Philadelphia County Court
House or Congress Hall.

The mortgaged property's primary competitive set of hotels include the 498-room
Courtyard by Marriott and the 250-room Hampton Inn Center City, which are both located proximate to the Hilton Garden Inn Philadelphia Center City. Other
competitive hotels include the 364-room Holiday Inn Philadelphia Historic
District, the 168-room Holiday Inn Express Hotel Philadelphia Midtown, and the
432-room Doubletree Philadelphia Downtown. In all, including the mortgaged property, the competitive set consists of 1,991 rooms and exhibited an overall occupancy, ADR and RevPAR for the trailing-12 months ending February 2008 of
78.5%, $141.55 and $111.18, respectively. This represents a growth rate of 4.1%,
8.1% and 12.5%, respectively, over the trailing-12 months ending in February
2007.

PROPERTY MANAGEMENT. The property is managed by GF Management Inc., an affiliated entity of the borrower.

(1)  Certain information was obtained from the Hilton Garden Inn Philadelphia
     Center City appraisal, dated September 19, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

(2)  Certain information was obtained from the Hilton Garden Inn Philadelphia
     Center City Smith Travel Research Report, dated March 21, 2008.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    62 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                   HILTON GARDEN INN PHILADELPHIA CENTER CITY
--------------------------------------------------------------------------------

[MAP INDICATING LOCATION OF HILTON GARDEN INN PHILADELPHIA CENTER CITY OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    63 of 75

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--------------------------------------------------------------------------------
                          AURORA HEALTH CARE PORTFOLIO
--------------------------------------------------------------------------------

       [SIX (6) PHOTOS OF AURORA HEALTH CARE PORTFOLIO PROPERTIES OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    64 of 75

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--------------------------------------------------------------------------------
                          AURORA HEALTH CARE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $32,300,000
CUT-OFF DATE PRINCIPAL BALANCE:         $32,300,000
LOAN NUMBER (% OF POOL BY IPB):         9 (2.7%)
LOAN SELLER:                            PNC Bank
BORROWERS:                              NNN Eastern Wisconsin Medical
                                        Portfolio, LLC, NNN Eastern
                                        Wisconsin Medical Portfolio 1, LLC,
                                        NNN Eastern Wisconsin Medical
                                        Portfolio 2, LLC, etc.
SPONSOR:                                NNN Realty Advisors, Inc.
ORIGINATION DATE:                       12/21/07
INTEREST RATE:                          6.46000%
INTEREST-ONLY PERIOD:                   60 months
MATURITY DATE:                          01/01/18
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(89),O(3)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Acquisition
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                     ESCROWS
-------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -------   -------
TAXES(1):                               $     0    $    0
INSURANCE(2):                           $     0    $    0
CAPEX(3):                               $30,956    $2,550
TI/LC(4):                               $     0    $    0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- Medical
SQUARE FOOTAGE:                         152,980
LOCATION:                               Various/WI
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              100.0%
OCCUPANCY DATE:                         12/20/07
NUMBER OF TENANTS:                      1
UW REVENUES:                            $3,045,124
UW EXPENSES:                            $30,451
UW NOI:                                 $3,014,673
UW NET CASH FLOW:                       $2,984,077
APPRAISED VALUE:                        $41,990,000
APPRAISAL DATE:                         12/03/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $ 211
CUT-OFF DATE LTV:                       76.9%
MATURITY DATE LTV:                      72.4%
UW IO DSCR:                             1.41x
UW DSCR:                                1.22x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                             RATINGS(5)                                                    LEASE
TENANT NAME                MOODY'S/FITCH   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------

AURORA HEALTH CARE GROUP        NR/A-       152,980        100.0%       $2,984,077          2022

(1)  Lender has conditionally waived monthly collection of tax reserve deposits.

(2)  Lender has conditionally waived monthly collection of insurance premium reserve deposits.

(3)  The borrower is required to deposit $2,550 per month into a CapEx reserve;
     provided that the borrower will not be required to make any payments into the reserve fund if the balance equals or exceeds $30,956. The borrower fully funded this reserve at closing; therefore no additional monthly deposits are required until the balance of the reserve falls below $30,956.

(4)  If tenant ceases doing business at the mortgaged property, or becomes the subject of a bankruptcy or insolvency proceeding, or the corporate credit rating of Aurora Health Care Group by Standard and Poor's Ratings Service
     ("S&P") falls below BB and the Net Worth of Aurora Health Care Group falls below $575,000,000, then lender will sweep all cash flow and hold funds in a tenant improvements and leasing commissions escrow.

(5)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    65 of 75

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                          AURORA HEALTH CARE PORTFOLIO
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                             YEAR BUILT/
                                                YEAR
PROPERTY NAME                LOCATION         RENOVATED    SQUARE FEET   OCCUPANCY
----------------------------------------------------------------------------------

AURORA HEALTH CENTER --
   PLYMOUTH                 Plymouth, WI         2007         85,028       100.0%
AURORA HEALTH CENTER --
   WATERFORD                Waterford, WI        2006         23,656       100.0%
AURORA HEALTH CENTER --
   WAUTOMA                  Wautoma, WI          2007         21,048       100.0%
AURORA SHEBOYGAN CLINIC     Kiel, WI             2004          9,842       100.0%
GREEN BAY/SUAMICO MEDICAL
   OFFICE                   Green Bay, WI        2007          9,318       100.0%
GREENVILLE MEDICAL OFFICE   Greenville, WI       2005          4,088       100.0%
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                      152,980       100.0%
----------------------------------------------------------------------------------

                                                                  ALLOCATED LOAN
PROPERTY NAME                    TOP TENANT            % OF GLA       BALANCE
--------------------------------------------------------------------------------

AURORA HEALTH CENTER --
   PLYMOUTH                 Aurora Health Care Group    100.0%      $18,269,231
AURORA HEALTH CENTER --
   WATERFORD                Aurora Health Care Group    100.0%        4,953,846
AURORA HEALTH CENTER --
   WAUTOMA                  Aurora Health Care Group    100.0%        4,269,231
AURORA SHEBOYGAN CLINIC     Aurora Health Care Group    100.0%        2,000,000
GREEN BAY/SUAMICO MEDICAL
   OFFICE                   Aurora Health Care Group    100.0%        1,953,846
GREENVILLE MEDICAL OFFICE   Aurora Health Care Group    100.0%          853,846
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 100.0%      $32,300,000
--------------------------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    66 of 75

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--------------------------------------------------------------------------------
                          AURORA HEALTH CARE PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Aurora Health Care Portfolio loan is secured by a first mortgage lien in a fee simple interest in a six property, 152,980 square foot medical office building portfolio, all built between 2004 and 2007 on 49.48 acres of land, located in various cities in Southeastern and Central Wisconsin.

THE BORROWERS. The borrowers are multiple single-member Delaware limited liability companies under a syndicated tenant in common structure.

THE SPONSOR. The sponsor of this loan is NNN Realty Advisors Inc., which has substantial real estate experience and currently manages 233 commercial properties totaling over 30 million square feet.

THE PROPERTY. The loan includes six buildings consisting of approximately
152,980 square feet and situated on 49.48 acres of land. The Greenville Medical
Office, built in 2005, contains an approximately 4,088 square foot building with
23 parking spaces on 1.98 acres of land. The Green Bay/Suamico Medical Office, built in 2007, contains an approximately 9,318 square foot building with 46 parking spaces. The Aurora Sheboygan Clinic, built in 2004, contains an approximately 9,842 square foot building with 39 parking spaces on 1.8 acres of land. The Aurora Health Care -- Plymouth Clinic, built in 2007, contains an approximately 85,028 square foot building with 362 parking spaces on 33.2 acres of land. The Aurora Health Care -- Waterford Clinic, built in 2006, contains approximately 23,656 square feet with 100 parking spaces on 4.5 acres of land.
The Aurora Health Care -- Wautoma Clinic, built in 2007, contains approximately
21,048 square feet with 80 parking spaces on 5.16 acres of land.

SIGNIFICANT TENANTS.

Aurora Health Care Group, a Wisconsin non-stock corporation ("Aurora") has a
15-year triple net lease for all six of the buildings which make up Aurora
Health Care Portfolio, with an expiration date of December 31, 2022. The combined rental rate is $19.51 per square foot on a triple net basis with preset escalating rent increases of 6% every three years. Aurora also has three, 5-year options to extend the lease. Aurora has been in occupancy at these properties since their development and is selling them as part of a sale-leaseback transaction with the borrower. Aurora will continue to operate at and manage the
Aurora Health Care Portfolio properties. Aurora has a right of first refusal to purchase the Aurora Health Care Portfolio properties should the borrower make them available for future sale. Aurora is a subsidiary of Aurora Health Care
Group, which has given the borrower a guaranty of Aurora's lease.

Aurora is a not-for-profit corporation which began in 1984 with the merging of two Milwaukee hospitals and today is the largest health care provider in
Wisconsin. Aurora has sites in more than 90 communities throughout eastern
Wisconsin, including 13 acute care and psychiatric hospitals, over 100 clinics, and 130 community pharmacies. Aurora pharmacies are located in its clinics, grocery stores, Wal-Mart centers and throughout Wisconsin communities. Aurora has 25,750 employees of which 3,387 are on-staff physicians. According to the
Wisconsin Hospital Association, Aurora has a 36% market share in the greater
Milwaukee metro area (which accounts for 50% of Aurora's revenues), as compared to the company's nearest competitors (Froedtert & Community Health and Wheaton
Franciscan Healthcare) which each hold a 19% market share. Aurora St. Luke's
Medical Center, the largest hospital in the Aurora Health Care system, ranks 1st in the state of Wisconsin for cardiovascular services and neurosurgery services and 2nd in the state in oncology services. Aurora (Fitch A-, S&P BBB+) reported total net services revenue of $2.8 billion in 2005 with an increase to $3 billion for the year ending December 31, 2006. Revenue from inpatient services rose 4.4% as compared to 2005, while revenue from outpatient hospital visits to clinics increased 10.8%. As of September 30, 2007, revenues totaled $2.366 billion, as compared to $2.238 billion for the same period in 2006 (an increase of 5.7%). The company's cash and cash equivalents totaled $453 million at
December 31, 2006 and $668 million at September 30, 2007.

THE MARKET(1). Aurora Health Care Group is an expanding network of 13 hospitals focused in the eastern third of Wisconsin. It has hospitals in five major regions including Milwaukee, Kettle Moraine-Hartford, North-Green Bay,
Central-Sheboygan and South-Burlington. Per the Wisconsin Hospital Association,
Aurora has a market share ranging from 11.6% - 36.1%, in these five regions, including the largest patient market share 36.1%, in the Milwaukee Metro region.

PROPERTY MANAGEMENT. The Aurora Health Care Properties will be self managed by the tenant Aurora, who will be responsible for all property expenses.

(1)  Certain information was obtained from the Aurora Health Care Portfolio appraisal, dated December 3, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    67 of 75

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--------------------------------------------------------------------------------
                          AURORA HEALTH CARE PORTFOLIO
--------------------------------------------------------------------------------

 [MAP INDICATING LOCATIONS OF AURORA HEALTH CARE PORTFOLIO PROPERTIES OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    68 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    69 of 75

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                              TWO DEMOCRACY PLAZA
--------------------------------------------------------------------------------

                [FIVE (5) PHOTOS OF TWO DEMOCRACY PLAZA OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    70 of 75

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                              TWO DEMOCRACY PLAZA
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--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $31,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $31,000,000
LOAN NUMBER (% OF POOL BY IPB):         10 (2.6%)
SHADOW RATING (M/F):                    A+/AAA
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               Second Rock Spring Park
                                        Limited Partnership
SPONSOR:                                Second Rock Spring Park
                                        Limited Partnership
ORIGINATION DATE:                       12/14/07
INTEREST RATE:                          6.18900%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          01/01/18
AMORTIZATION TYPE:                      Interest-Only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(88),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               No
ADDITIONAL DEBT:                        $3,000,000
ADDITIONAL DEBT TYPE(1):                Permitted Partner Loans
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                     $0        $0
INSURANCE:                                 $0        $0
CAPEX:                                     $0        $0
REQUIRED REPAIRS:                          $0        $0
OTHER:                                     $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Leasehold
PROPERTY TYPE:                          Office -- Suburban
SQUARE FOOTAGE:                         273,566
LOCATION:                               Bethesda, Maryland
YEAR BUILT:                             1989
OCCUPANCY:                              98.0%
OCCUPANCY DATE:                         03/31/08
NUMBER OF TENANTS:                      11
HISTORICAL NOI:
   2005:                                $6,230,925
   2006:                                $6,997,931
   2007:                                $8,547,912
UW REVENUES:                            $10,100,450
UW EXPENSES:                            $4,127,399
UW NOI:                                 $5,973,051
UW NET CASH FLOW:                       $5,486,104
APPRAISED VALUE:                        $89,500,000
APPRAISAL DATE:                         11/28/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $113
CUT-OFF DATE LTV:                       34.6%
MATURITY DATE LTV:                      34.6%
UW DSCR:                                2.82x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                          RATINGS(2)     SQUARE              BASE RENT        LEASE
     TENANT NAME        MOODY'S/FITCH     FEET    % OF GLA      PSF      EXPIRATION YEAR
----------------------------------------------------------------------------------------

NIH                       Aaa/AAA       224,991     82.2%      $46.23          2010(3)
IRIDIUM SATELLITE LLC                    13,417      4.9%      $29.00          2013
INFORMATION INC.                         10,971      4.0%      $30.53          2013

(1)  Subject to the satisfaction of certain conditions, the related borrower may incur future subordinate unsecured debt from certain of its principals.

(2)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(3)  NIH occupies multiple spaces with lease expirations between October 2010 and September 2012.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    71 of 75

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                              TWO DEMOCRACY PLAZA
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THE LOAN. The Two Democracy Plaza mortgage loan is secured by a first lien mortgage in a leasehold interest in a Class "A" office building comprised of approximately 273,566 square feet located in Bethesda, Maryland.

THE BORROWER. The borrower is Second Rock Spring Park Limited Partnership, a
Maryland limited partnership structured as a special purpose entity.

THE SPONSOR. The sponsor for the related mortgage loan is Second Rock Spring
Park Limited Partnership whose general partners are Robert H. Smith and Robert
P. Kogod. Robert H. Smith is the chairman of Charles E. Smith Company Commercial
Realty (a division of Vornado Realty Trust) and the chairman of Charles E. Smith
Residential, a division of Archstone-Smith, both REITS listed on the New York
Stock Exchange. Mr. Smith and Mr. Kogod are well known for spearheading the development of Crystal City in Northern Virginia. Both Mr. Smith and Mr. Kogod
each hold a 50% interest in Second Rock Spring Park, LLC, which is the general partner of the borrowing entity Second Rock Spring Park Limited Partnership.

THE PROPERTY. The Two Democracy Plaza mortgaged property is a 10-story, Class
"A" office building containing approximately 273,566 square feet situated on an approximately 4.36-acre parcel of land in Bethesda, Maryland. Built in 1989 by the borrower, the mortgaged property is situated in the Rock Spring Campus, a
23-building, 4.9 million square foot office park located at the juncture of
Interstate 495, Interstate 270 and Democracy Boulevard, which is approximately five miles north of the District of Columbia.

Rock Spring Campus houses several large institutional clients such as Lockheed
Martin and IBM and serves as the headquarters to Marriott Corporation. Other nearby attractions include (i) Westfield Shopping Town Mall, a 1.2 million square foot center anchored by Nordstrom's, Sears and Macy's and (ii) Georgetown
Square, a neighborhood shopping center anchored by Giant Foods, both of which are less than one mile away from the mortgaged property. A 272-room Marriott
Suites Hotel is also located directly west of the mortgaged property.

Two Democracy Plaza has average floor sizes of approximately 26,000 square feet and features various amenities including 1,648 parking spaces with executive parking, an atrium, shower room, courtyard, walking trail, picnic area, dry cleaners, food service and the nearby Marriott Suites Hotel.

The mortgaged property is currently 98.0% leased to 11 tenants that pay an average of $43.86 per square foot. National Institutes of Health ("NIH") is the largest tenant and currently occupies approximately 224,991 square feet or approximately 82.2% of the net rentable area.

SIGNIFICANT TENANTS.

National Institutes of Health ("NIH") is part of the U.S. Department of Health and Human Services and is the primary Federal agency for conducting and supporting medical research. Founded in 1887 and headquartered in Bethesda,
Maryland, NIH currently employs 6,000 scientists and 18,627 employees in 27 centers located throughout the 50 states. The goal of NIH is to acquire new knowledge to help prevent, detect, diagnose, and treat disease and disability, from the rarest genetic disorder to the common cold. The NIH mission is to uncover new knowledge that will lead to better help for everyone. NIH gives out
50,000 grants to more than 325,000 researchers at over 3,000 universities, medical schools and other research institutions in every state and around the world every year. NIH is a government sponsored AAA-rated GSA tenant that occupies approximately 224,991 square feet or approximately 82.2% of the mortgaged property's net rentable area. NIH pays approximately $46.23 per square foot with lease expirations between October 2010 and September 2012.

Iridium Satellite LLC ("Iridium") is a privately held provider of global satellite voice and data communications solutions with complete coverage of the entire Earth including oceans, airways and even polar regions. The mortgaged property serves as the corporate headquarters for Iridium, which delivers reliable, secure, real-time, mission-critical communications services to and from areas where landlines and terrestrial-based wireless services are either unavailable or unreliable. Iridium provides service to subscribers from the U.S.
Department of Defense, as well as other civil and government agencies around the world. Iridium is also working to launch the Iridium NEXT initiative, a next generation satellite constellation that is expected to be fully operational by
2016. Iridium occupies approximately 13,417 square feet, or approximately 4.9%
of the mortgaged property's net rentable area. Iridium pays approximately $29.00 per square foot and its lease expires in March of 2013.

Information, Inc. creates handcrafted newsfeeds for associations, corporations and government agencies that want to stay on top of industry events, anticipate developing trends and to take advantage of the quickening pace of business. The mortgaged property serves as the headquarters for Information, Inc., which monitors nearly 7,000 national and international information sources and reads more than 15,000 news stories per day from its extensive range of print and electronic media. Information, Inc. occupies approximately 10,971 square feet, or approximately 4.0% of the mortgaged property's net rentable area.
Information, Inc. pays approximately $30.53 per square foot and its lease expires in December 2013.

THE MARKET(1). The mortgaged property is located within the Metropolitan
Washington Area office market that consists of approximately 366,327,238 square feet as of second quarter 2007. The mortgaged property is further located within the Suburban Maryland market, which encompasses approximately 80,674,396 square feet or approximately 22.0% of the broader market. The vacancy rate for the
Suburban Maryland market is approximately 8.2% as compared to the broader market's overall vacancy of 7.7%. As of July 2007, 104 buildings or approximately 18,598,773 square feet were under construction and under renovation in the Washington Metropolitan Statistical Area, of which only 26 buildings or approximately 2,925,440 square feet were under construction and renovation in the Suburban Maryland market.

(1)  Certain information was obtained from the Two Democracy Plaza appraisal, dated November 28, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    72 of 75

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                              TWO DEMOCRACY PLAZA
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The Suburban Maryland office market is comprised of Montgomery, Prince George's and Frederick counties. The mortgaged property is located in Montgomery County in the North Bethesda submarket. The North Bethesda submarket consists of approximately 90 buildings or 10,177,232 square feet. Tenants in this submarket pay approximately $29.89 per square foot with an 8.4% vacancy rate that has remained relatively stable over the past three years.

As of year-end 2007, the average population within a 1-, 3-, and 5-mile radius of the mortgaged property was approximately 9,239, 108,135 and 303,802, respectively. The estimated average household income within a 1-, 3- and 5-mile radius of the mortgaged property was $154,616, $130,438 and $129,957, respectively.

PROPERTY MANAGEMENT. The mortgaged property is managed by Vornado/Charles E.
Smith L.P. Vornado/Charles E. Smith Commercial Realty is one of the largest commercial real estate organizations in the Washington, DC metropolitan region.
Vornado/ Charles E. Smith Commercial Realty owns and manages approximately 15.9 million square feet of office space.

In 2002, Charles E. Smith Commercial Realty became a division of Vornado Realty
Trust (NYSE: VNO), the fourth largest REIT (Real Estate Investment Trust) in the
U.S. Vornado is a fully integrated, publicly traded Real Estate Investment Trust with a total market capitalization in excess of $12 billion. Vornado is the largest owner of office properties in both New York City and Washington, D.C.
This focus, dominance and financial strength offers significant stability, operating efficiencies, depth of high caliber management talent and a commitment to continually enhancing their assets to sustain long-term value and support their core objectives of tenant service and satisfaction.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    73 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

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                              TWO DEMOCRACY PLAZA
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                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                             % OF BASE
              LEASES       FEET     % OF GLA    BASE RENT       RENT
YEAR         EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING
----------------------------------------------------------------------

VACANT          NAP         5,572       2.0%           NAP        NAP
2008 & MTM        1           150       0.1    $     3,375        0.0%
2009              0             0       0.0              0        0.0
2010              4       156,979      57.4      7,307,873       62.2
2011              5        25,928       9.5      1,152,100        9.8
2012              4        57,478      21.0      2,462,040       20.9
2013              3        27,459      10.0        828,532        7.0
2014              0             0       0.0              0        0.0
2015              0             0       0.0              0        0.0
2016              0             0       0.0              0        0.0
2017              0             0       0.0              0        0.0
2018              0             0       0.0              0        0.0
AFTER             0             0       0.0              0        0.0
----------------------------------------------------------------------
TOTAL:           17       273,566     100.0%   $11,753,921      100.0%
----------------------------------------------------------------------

                CUMULATIVE    CUMULATIVE %    CUMULATIVE   CUMULATIVE %
                SQUARE FEET     OF GLA         BASE RENT   OF BASE RENT
YEAR              EXPIRING     EXPIRING        EXPIRING      EXPIRING
-----------------------------------------------------------------------

VACANT              5,572          2.0%              NAP        NAP
2008 & MTM          5,722          2.1%      $     3,375        0.0%
2009                5,722          2.1%      $     3,375        0.0%
2010              162,701         59.5%      $ 7,311,248       62.2%
2011              188,629         69.0%      $ 8,463,349       72.0%
2012              246,107         90.0%      $10,925,389       93.0%
2013              273,566        100.0%      $11,753,921      100.0%
2014              273,566        100.0%      $11,753,921      100.0%
2015              273,566        100.0%      $11,753,921      100.0%
2016              273,566        100.0%      $11,753,921      100.0%
2017              273,566        100.0%      $11,753,921      100.0%
2018              273,566        100.0%      $11,753,921      100.0%
AFTER             273,566        100.0%      $11,753,921      100.0%
-----------------------------------------------------------------------
TOTAL:
-----------------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    74 of 75

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2008-C2

--------------------------------------------------------------------------------
                              TWO DEMOCRACY PLAZA
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF TWO DEMOCRACY PLAZA OMITTED]

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                    75 of 75